                                                                    EXHIBIT 10.3
================================================================================



                           REVOLVING CREDIT AGREEMENT

                           Dated as of July 29, 1999

                                  By and Among

                           DISCOUNT AUTO PARTS, INC.

                                      and

             SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION,

                   individually and as Administrative Agent,

                   SUNTRUST EQUITABLE SECURITIES CORPORATION,

                         as Arranger and Book Manager,

         BANK OF AMERICA, N.A., individually and as Syndication Agent,

  THE FIRST NATIONAL BANK OF CHICAGO, individually and as Documentation Agent

                     SOUTHTRUST BANK, NATIONAL ASSOCIATION,

                                 AMSOUTH BANK,

                           FIRST UNION NATIONAL BANK,

                           BANQUE NATIONALE DE PARIS,

                                 REGIONS BANK,

                                      AND

                            HIBERNIA NATIONAL BANK,

===============================================================================

                               TABLE OF CONTENTS

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
ARTICLE 1                  DEFINITIONS; CONSTRUCTION................................................................1

               Section 1.1.              Definitions................................................................1
               Section 1.2.              Accounting Terms and Determinations.......................................13
               Section 1.3.              Other Definitional Provisions.............................................13
               Section 1.4.              Exhibits and Schedules....................................................13

ARTICLE 2                  REVOLVING LOANS.........................................................................13

               Section 2.1.              Commitment; Use of Proceeds...............................................13
               Section 2.2.              Notes; Repayment of Principal.............................................14
               Section 2.3.              Voluntary Reduction of Revolving Loan Commitments.........................14
               Section 2.4.              Swingline Loans...........................................................15
               Section 2.5.              Additional Lenders........................................................15

ARTICLE 3                  [RESERVED]..............................................................................15


ARTICLE 4                  GENERAL LOAN TERMS......................................................................15

               Section 4.1.              Funding Notices...........................................................15
               Section 4.2.              Disbursement of Funds.....................................................16
               Section 4.3.              Interest..................................................................17
               Section 4.4.              Interest Periods..........................................................18
               Section 4.5.              Certain Fees..............................................................18
               Section 4.6.              Voluntary Prepayments of Borrowings.......................................19
               Section 4.7.              Payments, Etc.............................................................20
               Section 4.8.              Interest Rate Not Ascertainable, Etc......................................21
               Section 4.9.              Illegality................................................................22
               Section 4.10.             Increased Costs...........................................................22
               Section 4.11.             Lending Offices...........................................................24
               Section 4.12.             Funding Losses............................................................24
               Section 4.13.             Assumptions Concerning Funding of LIBOR Advances..........................24
               Section 4.14.             Apportionment of Payments.................................................25
               Section 4.15.             Sharing of Payments, Etc..................................................25
               Section 4.16.             Capital Adequacy..........................................................25
               Section 4.17.             Return of Payments........................................................26

ARTICLE 5                  CONDITIONS TO BORROWINGS................................................................26

               Section 5.1.              Conditions Precedent to Initial Loans.....................................26
               Section 5.2.              Conditions to All Loans...................................................28
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

ARTICLE 6                  REPRESENTATIONS AND WARRANTIES..........................................................29

               Section 6.1.              Organization and Qualification............................................29
               Section 6.2.              Corporate Authority.......................................................29
               Section 6.3.              Financial Statements......................................................29
               Section 6.4.              Tax Returns...............................................................30
               Section 6.5.              Actions Pending; Compliance With Laws.....................................30
               Section 6.6.              Representations; No Defaults..............................................30
               Section 6.7.              Title to Properties; Capitalized Leases...................................30
               Section 6.8.              Enforceability of Agreement...............................................31
               Section 6.9.              Consent...................................................................31
               Section 6.10.             Use of Proceeds; Federal Reserve Regulations..............................31
               Section 6.11.             ERISA.....................................................................31
               Section 6.12.             Subsidiaries..............................................................32
               Section 6.13.             Outstanding Consolidated Funded Debt......................................32
               Section 6.14.             Conflicting Agreements; Dividend or Redemption Limitations................32
               Section 6.15.             Environmental Matters.....................................................33
               Section 6.16.             Possession of Franchises, Licenses, Etc...................................33
               Section 6.17.             Patents, Trademarks, Etc..................................................33
               Section 6.18.             Governmental Consent......................................................34
               Section 6.19.             Disclosure................................................................34
               Section 6.20.             Year 2000 Compliance......................................................34
               Section 6.21.             Labor Matters.............................................................35
               Section 6.22.             Intercompany Loans; Dividends.............................................35
               Section 6.23.             Securities Act............................................................35
               Section 6.24.             Investment Company Act; Holding Company...................................35
               Section 6.25.             Regulation T, Etc.........................................................35
               Section 6.26.             Changes in Financial Condition; Adverse Developments......................35

ARTICLE 7                  AFFIRMATIVE COVENANTS...................................................................36

               Section 7.1.              Corporate Existence, Etc..................................................36
               Section 7.2.              Compliance with Laws, Etc.................................................36
               Section 7.3.              Payment of Taxes and Claims, Etc..........................................36
               Section 7.4.              Keeping of Books..........................................................36
               Section 7.5.              Visitation, Inspection, Etc...............................................36
               Section 7.6.              Insurance; Maintenance of Properties......................................37
               Section 7.7.              Reporting Covenants.  Furnish to each Lender:.............................37
               Section 7.8.              Financial Covenants.......................................................41
               Section 7.9.              Notices Under Certain Other Consolidated Funded Debt......................41
               Section 7.10.             Fiscal Year...............................................................41
               Section 7.11.             Subordination of Intercompany Loans.......................................41
               Section 7.12.             Subsidiaries/Guarantors...................................................42

ARTICLE 8                  NEGATIVE COVENANTS......................................................................42

               Section 8.1.              [Reserved]................................................................42
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
               Section 8.2.              Liens.....................................................................42
               Section 8.3.              Mergers, Acquisitions, Sales, Etc.........................................43
               Section 8.4.              Investments, Loans, Etc...................................................43
               Section 8.5.              [Reserved]................................................................44
               Section 8.6.              Transactions with Affiliates..............................................45
               Section 8.7.              [Reserved]................................................................45
               Section 8.8.              Changes in Business.......................................................45
               Section 8.9.              ERISA.....................................................................45
               Section 8.10.             [Reserved]................................................................45
               Section 8.11.             Limitation on Payment Restrictions Affecting
                                         Consolidated Companies....................................................45
               Section 8.12.             [Reserved]................................................................45
               Section 8.13.             Use of Proceeds...........................................................45
               Section 8.14.             Subsidiary Indebtedness...................................................45

ARTICLE 9                  EVENTS OF DEFAULT.......................................................................46

               Section 9.1.              Payments..................................................................46
               Section 9.2.              Covenants Without Notice..................................................46
               Section 9.3.              Other Covenants...........................................................46
               Section 9.4.              Representations...........................................................46
               Section 9.5.              Non-Payments of Other Indebtedness........................................46
               Section 9.6.              Defaults Under Other Agreements...........................................47
               Section 9.7.              Bankruptcy................................................................47
               Section 9.8.              ERISA.....................................................................47
               Section 9.9.              Money Judgment............................................................48
               Section 9.10.             Change in Control of Borrower.............................................48
               Section 9.11.             Default Under Other Credit Documents......................................48
               Section 9.12.             Attachments...............................................................48

ARTICLE 10                 THE ADMINISTRATIVE AGENT................................................................49

               Section 10.1.             Appointment of Administrative Agent.......................................49
               Section 10.2.             Nature of Duties of Administrative Agent..................................49
               Section 10.3.             Lack of Reliance on the Administrative Agent..............................50
               Section 10.4.             Certain Rights of the Administrative Agent................................50
               Section 10.5.             Reliance by Administrative Agent..........................................50
               Section 10.6.             Indemnification of Administrative Agent...................................50
               Section 10.7.             The Administrative Agent in its Individual Capacity.......................51
               Section 10.8.             Holders of Notes..........................................................51
               Section 10.9.             Successor Administrative Agent............................................51
               Section 10.10.            Syndication Agent and Documentation Agent.................................51

ARTICLE 11                 MISCELLANEOUS...........................................................................52

               Section 11.1.             Notices...................................................................52
               Section 11.2.             Amendments, Etc...........................................................52
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
               Section 11.3.             No Waiver; Remedies Cumulative............................................53
               Section 11.4.             Payment of Expenses, Etc.  Borrower shall:................................53
               Section 11.5.             Right of Setoff...........................................................55
               Section 11.6.             Benefit of Agreement......................................................55
               Section 11.7.             Governing Law; Submission to Jurisdiction.................................57
               Section 11.8.             Independent Nature of Lenders' Rights.....................................58
               Section 11.9.             Counterparts..............................................................58
               Section 11.10.            Effectiveness; Survival...................................................58
               Section 11.11.            Severability..............................................................59
               Section 11.12.            Independence of Covenants.................................................59
               Section 11.13.            Change in Accounting Principles, Fiscal Year or Tax Laws..................59
               Section 11.14.            Headings Descriptive; Entire Agreement....................................59
               Section 11.15.            Time is of the Essence....................................................60
               Section 11.16.            Usury.....................................................................60
               Section 11.17.            Construction..............................................................60




                                   SCHEDULES

Schedule  5.1(t)           Accounting Change
Schedule  6.3              Change in Borrower's Business, Etc.
Schedule  6.4              Tax Filings and Payments
Schedule  6.5              Certain Pending and Threatened Litigation
Schedule  6.7              Capitalized Lease Obligations
Schedule  6.11             Employee Benefit Matters
Schedule  6.12             Subsidiaries
Schedule  6.13             Outstanding Debt, Defaults
Schedule  6.14             Dividend or Redemption Limitations
Schedule  6.15(a)          Environmental Compliance
Schedule  6.15(b)          Environmental Notices
Schedule  6.15(c)          Environmental Permits
Schedule  6.15(d)          Equal Employment and Employee Safety
Schedule  6.17             Patent, Trademark, License, and Other Intellectual Property Matters
Schedule  6.21             Labor and Employment Matters
Schedule  6.22             Intercompany Loans
Schedule  8.2              Existing Liens


                                    EXHIBITS

Exhibit A                  Form of Assignment and Acceptance
Exhibit B                  Form of Revolving Credit Note
Exhibit C                  Form of Additional Lender's Certificate
Exhibit D                  Form of Closing Certificate
Exhibit E                  Form of Opinion of Borrower's Counsel
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                                      iv
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
Exhibit F                  Form of Contribution Agreement
Exhibit G                  Form of Guaranty

                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT, dated as of July 29, 1999 (the "Agreement") by and among DISCOUNT AUTO PARTS, INC. ("Borrower"), a Florida corporation, SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, ("SunTrust") a national banking association, BANK OF AMERICA, N.A., individually and as Syndication Agent, THE FIRST NATIONAL BANK OF CHICAGO, individually and as Documentation Agent, and SOUTHTRUST BANK, NATIONAL ASSOCIATION, AMSOUTH BANK, FIRST UNION NATIONAL BANK, BANQUE NATIONALE DE PARIS, REGIONS BANK and HIBERNIA NATIONAL BANK (collectively, the "Lenders" and, individually, a "Lender"), SunTrust as Administrative Agent for the Lenders and SUNTRUST EQUITABLE SECURITIES CORPORATION, a Tennessee corporation, as Arranger and Book Manager.

                              W I T N E S S E T H:

         THAT, for and in consideration of the mutual covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1

                           DEFINITIONS; CONSTRUCTION

SECTION 1.1. DEFINITIONS. As used in this Agreement, and in any instrument, certificate, document or report delivered pursuant thereto, the following terms shall have the following meanings (to be equally applicable to both the singular and plural forms of the term defined):

         "ADVANCE" shall mean any principal amount advanced and remaining outstanding at any time under the Revolving Loans, which Advance shall be made or outstanding as a Base Rate Advance, a LIBOR Advance or a Swingline Advance.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

         "ADMINISTRATIVE AGENT" shall mean SunTrust Bank, Central Florida, National Association, as administrative agent for the Lenders hereunder and under the other Credit Documents, and each successor Administrative Agent.

         "AGREEMENT" shall mean this Revolving Credit Agreement, either as originally executed or as it may be from time to time supplemented, amended, restated, renewed or extended and in effect.

         "AIRGAS LITIGATION" shall mean the previously settled litigation known as Airgas, Inc. et al. vs. Discount Auto Parts, Inc., et al., originally filed in the United States District Court of Georgia, Savannah Division under Case No. LV497-32.

         "APPLICABLE MARGIN" shall mean, with respect to Revolving Loans which are LIBOR Advances:

         The Applicable Margin shall be the number of basis points designated below based on the Borrower's Consolidated Funded Debt to Total Capitalization Ratio, measured quarterly:

             CONSOLIDATED FUNDED DEBT TO TOTAL CAPITALIZATION RATIO

<25.0%      >25.0% and <35.0%   >35.0 % and <45.0%   >45.0% and <50.0%   >50%
            -                   -                    -                   -
62.50 bp    75.00 bp            87.50 bp             100 bp              125 bp


         provided, however, that adjustments, if any, to the Applicable Margin based on changes in the Borrower's Consolidated Funded Debt to Total Capitalization Ratio as set forth above shall be calculated by the Administrative Agent quarterly, based upon the Borrower's quarterly financial statements, beginning with the Borrower's statements for the period ended March 2, 1999, and shall become effective on the first day of the next succeeding fiscal quarter following the date of such calculation; provided, further, however, if the Borrower shall fail to deliver any such quarterly financial statements within the time period required by Section 7.7 hereof, then the Applicable Margin for LIBOR Advances shall be that shown above for a Consolidated Funded Debt to Total Capitalization Ratio equal to or greater than 50%; and provided, further, however, if the Borrower shall fail to deliver any such quarterly financial statements within the time period required by
         Section 7.7 hereof, then the Applicable Margin for LIBOR Advances which will be effective on the first day of the next succeeding fiscal quarter following such failure shall be that shown above for a Consolidated Funded Debt to Total Capitalization Ratio equal to or greater than 50%, it being understood that if and when such quarterly financial statements are subsequently delivered, then the Applicable Margin shall be readjusted, effective upon and as of the date of such delivery, to that number of basis points designated above based on the Borrower's Consolidated Funded Debt to Total Capitalization Ratio as reflected in such delivered quarterly financial statements.

         "ASSET VALUE" shall mean, with respect to any property or asset as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP, or (ii) the then fair market value of such property or asset as determined in good faith by the board of directors of the Borrower.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit A.

         "BANKRUPTCY CODE" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C.ss.101 et seq.).

         "BASE RATE" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates):

         with respect to Revolving Loans the higher of (a) the rate which SunTrust Banks of Florida, Inc., ("SunTrust Banks") announces from time to time as its prime lending rate, as in effect from time to time (the "Prime Rate") or (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged borrowing customers of any subsidiary bank of SunTrust Banks; any subsidiary of SunTrust Banks, including the Administrative Agent, may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "BASE RATE ADVANCE" or "BASE RATE LOAN" shall mean an Advance made or outstanding as a Revolving Loan and bearing interest based on the Base Rate.

         "BORROWING" shall mean the incurrence by Borrower of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

         "BUSINESS DAY" shall mean any day other than Saturday, Sunday or a day on which commercial banks are required to be closed for business in Orlando, Florida.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean all lease obligations which have been or are required to be, in accordance with generally accepted accounting principles, capitalized on the books of the lessee.

         "CERCLA" has the meaning set forth in Section 6.15 of this Agreement.

         "CLOSING DATE" shall mean July 29, 1999, the date on which the initial Loans are made and the conditions set forth in Section 5.1 are satisfied or waived in accordance with Section 11.2.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITMENT" shall mean, for any Lender at any time, its Revolving Loan Commitment.

         "COMMITMENT FEE" shall mean the quarterly fee payable by the Borrower, as set forth in Section 4.5(a) hereof.

         "COMMITMENT LETTER" shall mean the letter dated May 27, 1999 issued by the Administrative Agent and SunTrust Equitable Securities Corporation in favor of the Borrower and the Summary of Terms and Conditions attached as Annex I thereto.

         "CONSOLIDATED COMPANIES" shall mean, collectively, Borrower and all of its Wholly-Owned Subsidiaries.

         "CONSOLIDATED EBIT" shall mean, for any fiscal period of the Borrower, an amount equal to the sum of its Consolidated Net Income (Loss), plus, (i) Consolidated Interest Expense and (ii) Consolidated Income Tax Expense, (iii) extraordinary losses, (iv) loss from discontinued operations and (v) the cumulative effect of changes in accounting principles, minus (y) extraordinary gains and (z) income from discontinued operations.

         "CONSOLIDATED EBITDAR" shall mean, for any fiscal period of the Borrower, an amount equal to the sum of its Consolidated Net Income (Loss), plus (i) Consolidated Income Tax Expense, (ii) Consolidated Interest Expense,
(iii) depreciation and amortization, (iv) Consolidated Rental Expense, (v) income or loss from discontinued operations, (vi) extraordinary losses or gains and (vii) the cumulative effect of changes in accounting principles.

         "CONSOLIDATED EBITR" shall mean, for any fiscal period of the Borrower, an amount equal to the sum of its Consolidated EBIT, plus Consolidated Rental Expense, for such period.

         "CONSOLIDATED FIXED CHARGES" shall mean, for any fiscal period of the Borrower, an amount equal to the sum of (i) Consolidated Interest Expense and
(ii) Consolidated Rental Expense.

         "CONSOLIDATED FUNDED DEBT" shall mean, without duplication, all Indebtedness for money borrowed, purchase money mortgages, Capitalized Lease Obligations, amounts outstanding in respect of asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness, plus the net present value of future operating lease payments (excluding payments relating to synthetic leases) calculated using standard S&P methodology, plus the redemption amount with respect to any redeemable preferred stock of the Borrower or any Consolidated Subsidiaries required to be redeemed within the next twelve (12) months. Consolidated Funded Debt shall also include any Consolidated Funded Debt which has been guaranteed by the Borrower or any Consolidated Subsidiary or which is supported by a letter of credit issued for the account of the Borrower or any Consolidated Subsidiary.

         "CONSOLIDATED FUNDED DEBT TO TOTAL CAPITALIZATION RATIO" shall mean the ratio of Consolidated Funded Debt to Total Capitalization.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any fiscal period of Borrower, total interest expense (including without limitation, interest expense attributable to Capitalized Lease Obligations) of Borrower and its Consolidated Subsidiaries on a consolidated basis.

         "CONSOLIDATED INCOME TAX EXPENSE" shall mean, for any fiscal period of the Borrower, the aggregate of (i) all taxes based upon or measured by the income of the Borrower and its Consolidated Subsidiaries on a consolidated basis and (ii) franchise taxes payable by the Borrower and its Consolidated Subsidiaries on a consolidated basis.

         "CONSOLIDATED NET INCOME (LOSS)" shall mean, for any fiscal period of Borrower, the consolidated net income (or loss) of Borrower and its Consolidated Subsidiaries for such period

(taken as a single accounting period); provided that there shall be excluded therefrom (i) any items of gain or loss, together with any related provision for Taxes which were included in determining such consolidated net income, resulting from the sale of assets other than in the ordinary course of business; and (ii) the income (or loss) of any party accrued prior to the date such party becomes a Consolidated Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Consolidated Subsidiaries, or such party's assets are acquired by the Borrower or any of its Consolidated Subsidiaries.

         "CONSOLIDATED NET WORTH" shall mean, for any period of determination, the net worth of the Borrower and its Consolidated Subsidiaries on a consolidated basis.

         "CONSOLIDATED RENTAL EXPENSE" shall mean for any fiscal period of Borrower, total rental expense and operating lease expense of Borrower and its Consolidated Subsidiaries on a consolidated basis.

         "CONSOLIDATED SUBSIDIARY" shall mean, as at any particular time, any corporation included as a Consolidated Subsidiary of Borrower in Borrower's most recent financial statements furnished to its stockholders and certified by Borrower's independent public accountants.

         "CONTRACTUAL OBLIGATION" of any Person shall mean any provision of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

         "CONTRIBUTION AGREEMENT" shall mean the Contribution Agreement substantially in the form of Exhibit F.

         "CREDIT DOCUMENTS" shall mean, collectively, this Agreement, as amended from time to time, the Notes, the Guaranty Agreements and the Contribution Agreements.

         "CREDIT PARTIES" shall mean, collectively, each of the Borrower and every other Person who from time to time executes a Credit Document who is liable for all or any portion of the Obligations.

         "DEFAULT" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "DEFAULT RATE" shall mean the higher of (i) Base Rate plus two percent (2%), or (ii) the interest rate otherwise applicable to said amount outstanding plus two percent (2%), but in no event shall such interest rate exceed the highest lawful rate.

         "DOLLAR" and the sign "$" shall mean lawful money of the United States of America.

         "ELIGIBLE ASSIGNEE" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, having total assets in excess of $1,000,000,000.00 or any commercial finance or asset based lending Affiliate of any such commercial bank and (ii) any Lender or any Affiliate of any Lender.

         "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, and having the force of laws, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, including, without limitation, those imposing liability or standards of conduct concerning (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous materials, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment, (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (v) the Clean Air Act (42 U.S.C. ss.7401 et seq.), (w) the Clean Water Act (33 U.S.C. ss.1251 et seq.), (x) the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), (y) the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.) and (z) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss.9601 et seq.).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         "ERISA AFFILIATE" shall mean, as applied to the Borrower, any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with such Borrower, is treated as a single employer within the meaning of Section 414 (b),(c),(m) or (o) of the Code.

         "EVENT OF DEFAULT" shall have the meaning set forth in Article 9.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

         "EXISTING CREDIT FACILITY" shall mean the credit facility extended by SunTrust and certain other lenders to and in favor of the Borrower pursuant to
(i) that certain Revolving Credit Agreement dated as of July 16, 1997 and (ii) that certain Revolving Loan Agreement dated as of January 29, 1999, as amended.

         "EXTENSION OF CREDIT" shall mean the making of a Loan or the conversion of a Loan of one Type into a Loan of another Type.

         "FEDERAL FUNDS RATE" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding

Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

         "FEE LETTER" shall mean that certain fee letter, dated May 27, 1999, entered into by and among the Administrative Agent, the Borrower and SunTrust Equitable Securities Corporation.

         "FINAL MATURITY DATE" shall mean the date on which all commitments have been terminated and all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article 9.

         "FUNDING LOSSES" shall have the meaning assigned to such term pursuant to Section 4.12.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "GUARANTY AGREEMENT" shall mean the Guaranty substantially in the form of Exhibit G.

         "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof; provided, however, that the guaranty of the Loans by any Subsidiary shall not be included within the meaning of the term "Guaranteed Indebtedness" for purposes of this Agreement.

         "HAZARDOUS SUBSTANCES" has the meaning assigned to that term in CERCLA.

         "INCIDENTAL CONTRACTS" shall mean those contracts to which a Consolidated Company is a party or by which its assets are bound, and as to which either (i) the assets or services provided to the Consolidated Company under said contract are not material or (ii) the assets or services so provided under said contract are generic in nature and can readily be replaced on substantially comparable terms and the loss of said assets or services in either event would not have a Materially Adverse Effect.

         "INDEBTEDNESS" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under GAAP; (iii) all Guaranteed Indebtedness of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof.

         "INTERCOMPANY LOANS" shall mean, collectively, (i) the loans more particularly described on Schedule 6.22 and (ii) those loans or other extensions of credit made by any Consolidated Company to another Consolidated Company.

         "INTEREST PERIOD" shall mean (i) 1, 2, 3 or 6 months as selected by the Borrower with respect to LIBOR Advances; (ii) thirty (30) days with respect to Base Rate Advances; and (iii) any period of not more than 7 days as selected by the Borrower with respect to Swingline Advances; provided, that (a) the first day of an Interest Period must be a Business Day, (b) any Interest Period that would otherwise end on a day that is not a Business Day for LIBOR Loans shall be extended to the next succeeding Business Day for LIBOR Loans, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day for LIBOR Loans, and (c) Borrower may not elect an Interest Period which would extend beyond the Termination Date.

         "INVESTMENT" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

         "LENDER" or "LENDERS" shall mean SunTrust, in its individual capacity, the other banks and lending institutions listed on the signature pages hereof and any lending institution added as a Lender after the Closing Date, and each assignee thereof, if any, pursuant to Section 11.6.

         "LENDING OFFICE" shall mean for each Lender the office such Lender may designate in writing from time to time to Borrower and the Administrative Agent with respect to each Type of Loan.

         "LIBOR" shall mean, for any Interest Period, the offered rates for deposits in U.S. dollars for a period comparable to the Interest Period appearing on the Reuters Screen LIBOR Page as of 11:00 a.m., London time, on the day that is two London banking days prior to the first day of the Interest Period. If at least two such rates appear on the Reuters Screen LIBOR Page, the rate for that Interest Period will be the arithmetic mean of such rates, rounded, if necessary, to the next higher 1/16 of 1.0%; and in either case as such rates may be adjusted for any applicable reserve requirements. If the foregoing rate is unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Administrative Agent from Telerate or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Administrative Agent to Borrower and the Lenders; in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

         "LIBOR ADVANCE" or "LIBOR LOAN" shall mean an Advance made or outstanding as a Revolving Loan and bearing interest based on LIBOR plus the Applicable Margin.

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind or description and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any capitalized lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

         "LOANS" shall mean, collectively, the Base Rate Loans, the LIBOR Loans and the Swingline Loans.

         "MATERIALLY ADVERSE EFFECT" OR "MATERIAL ADVERSE CHANGE" shall mean a material adverse effect upon, or a material adverse change in, the (i) business, results of operations, properties, or financial condition of the Consolidated Companies taken as a whole, (ii) legality, validity, binding effect or enforceability of any Credit Document, or (iii) ability of the Credit Parties (taken as a whole) to perform their obligations under the Credit Documents.

         "MAXIMUM SWINGLINE AMOUNT" shall mean the maximum aggregate principal amount of Swingline Loans which may be outstanding at any one time, which shall be $15,000,000.00.

         "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors and assigns.

         "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "NOTE" or "NOTES" shall mean, individually, or collectively, as the context may require, any of the Revolving Credit Notes, either as originally executed or as the same may be from time to time supplemented, modified, amended, renewed, extended or replaced.

         "NOTICE OF BORROWING" shall have the meaning provided in Section 4.1.

         "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning provided in
Section 4.1.

         "OBLIGATIONS" shall mean all amounts owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement, any other Credit Document or any document entered into in connection with any Rate Management Transaction, including without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

         "PAYMENT OFFICE" shall mean the office of the Administrative Agent located at 200 South Orange Avenue, Orlando, Florida; or such other location as may be designated by the Administrative Agent from time to time in writing.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor thereto.

         "PERSON" shall mean and shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated association, a government or any department or agency thereof and any other entity whatsoever.

         "PLAN" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of the Borrower or an ERISA Affiliate, which provides benefits or deferred compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to the following types of plans:

                  (i) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute", "rabbi trust," or other executive compensation plan, program, contract, arrangement or practice;

                  (ii) ERISA Plans - any "employee benefit plan" as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for welfare benefits, medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

                  (iii) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

         "PRO RATA SHARE" shall mean, with respect to the Commitment of each Lender, each Loan to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the approximate percentage designated as such Lender's Pro Rata Share of the Total Commitment, such Loans or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement, rounded to the nearest one tenth of one percent.

         "RATE MANAGEMENT TRANSACTION" shall mean any transaction (including any agreement with respect thereto) now existing or hereafter entered into between Borrower and any Lender which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "REPORTABLE EVENT" has the meaning set forth in Act Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for thirty days' notice to the PBGC is waived under applicable regulations.

         "REQUIRED LENDERS" shall mean, at any time, any three (3) or more Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the then aggregate amount of the Total Commitment.

         "REQUIREMENT OF LAW" for any Person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "REUTERS SCREEN" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "REVOLVING CREDIT NOTES" shall mean, collectively, the promissory notes evidencing the Revolving Loans in substantially the form attached hereto as Exhibit B, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or replaced.

         "REVOLVING LOANS" shall mean, collectively, the revolving credit loans made to Borrower by the Lenders pursuant to Article 2.

         "REVOLVING LOAN COMMITMENT" shall mean, at any time for any Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.3, any assignment thereof pursuant to Section 11.6, or any amendment thereof pursuant to Section 11.2, which amount shall include such Lender's Revolving Loans.

         "S & P" shall mean the Standard & Poor's Corporation and its successors and assigns.

         "SENIOR MANAGEMENT" shall mean with respect to any Person the Chief Executive Officer, the President, the Executive Vice Presidents and the Chief Financial Officer and any Person holding comparable offices or duties.

         "STOCKHOLDERS' EQUITY" shall mean, with respect to any Person as at any date of determination, the stockholders' equity of such Person, determined on a consolidated basis.

         "SUBORDINATED DEBT" shall mean Indebtedness of Borrower and its Subsidiaries subordinated to all obligations of Borrower and its Subsidiaries or any other Credit Party arising under this Agreement and the Notes on terms and conditions satisfactory in all respects to the Administrative Agent and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Administrative Agent and Required Lenders.

         "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

         "SWINGLINE ADVANCE" or "SWINGLINE LOAN" shall mean an Advance made or outstanding as a Revolving Loan and made to Borrower by SunTrust pursuant to
Section 2.4.

         "SYNDICATE REVOLVING LOAN" shall mean, collectively, the Revolving Loans made to Borrower hereunder.

         "TAXES" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "TELERATE" shall mean, when used in connection with any designated page and "LIBOR," the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to "LIBOR").

         "TERMINATION DATE" shall mean the earlier of (a) July 29, 2004 or (b) the occurrence of an Event of Default; or such later date as the Administrative Agent and the Lenders, in their sole discretion, may agree to in writing.

         "TERMINATION EVENT" shall mean (a) a Reportable Event; (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Act Section 4041 of ERISA or (c) the institution of proceedings to terminate a Plan by the PBGC under Act Section 4042 of ERISA or the appointment of a trustee to administer any Plan.

         "TOTAL CAPITALIZATION" shall mean the sum of Consolidated Funded Debt and Stockholders' Equity.

         "TOTAL COMMITMENT" shall mean the sum of the Lenders' Commitments as such Total Commitment may be increased or reduced by voluntary reduction, prepayment or nonrenewal of a Lender's Commitment as provided herein.

         "TYPE" of Borrowing shall mean a Borrowing consisting of Base Rate Advances or LIBOR Advances.

         "WHOLLY-OWNED SUBSIDIARY" shall mean any Subsidiary, all of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Borrower either directly or through Wholly-Owned Subsidiaries.

         SECTION 1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with GAAP.

         SECTION 1.3. OTHER DEFINITIONAL PROVISIONS.

                  (a) Except as otherwise specified herein, references herein to any agreement or contract defined or referred to herein shall be deemed a reference to any such agreement or contract (and in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

                  (c) The singular pronoun, when used in this Agreement, shall include the plural and neuter shall include the masculine and the feminine.

                  (d) All terms defined in this Agreement shall have the defined meanings when used in any Note or, except as otherwise expressly stated herein, any certificate, opinion, or other document delivered pursuant hereto.

         SECTION 1.4. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                   ARTICLE 2

                                REVOLVING LOANS

         SECTION 2.1. COMMITMENT; USE OF PROCEEDS.

                  (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees from time to time on and after the Closing Date, but prior to the Termination Date, to make the Revolving Loans as provided in this Section 2.1. Borrower shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions hereof.

                  (b) The sum of the aggregate unpaid principal amount of any Lender's Revolving Loans outstanding shall not exceed at any time such Lender's Revolving Loan Commitment.

                  (c) The sum of the aggregate unpaid principal amount of all Revolving Loans shall not exceed at any time the Total Commitment for all Lenders.

                  (d) Except as set forth below in Section 2.4, with respect to Swingline Loans, each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Syndicate Revolving Loans (as Base Rate Advances or LIBOR Advances). The aggregate principal amount of each Borrowing of Syndicate Revolving Loans comprised of Base Rate Advances shall be not less than $1,000,000.00 or a greater integral multiple of $100,000.00 and LIBOR Advances shall be not less than $5,000,000.00 or a greater integral multiple of $1,000,000.00. At no time shall the number of Borrowings of Syndicate Revolving Loans comprised of LIBOR Advances outstanding under this Article 2 exceed fifteen (15); provided that, for the purpose of determining the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this Facility shall be considered as one Borrowing. In the case of SunTrust, its obligation to make Syndicate Revolving Loans consisting of Base Rate Advances and LIBOR Advances shall be reduced by the aggregate outstanding principal amount of Swingline Advances from time to time.

                  (e) Except as set forth below in Section 2.4 with respect to Swingline Loans, the proceeds of Revolving Loans shall be used for working capital and for other general corporate purposes of the Borrower, including acquisitions, capital expenditures and to buy back stock of the Borrower.

         SECTION 2.2. NOTES; REPAYMENT OF PRINCIPAL.

                  (a) Borrower's obligations to pay the principal of, and interest on, the Syndicate Revolving Loans to each Lender shall be evidenced by the records of the Administrative Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

                  (b) All outstanding principal amounts under the Revolving Loans shall be due and payable in full on the Termination Date.

         SECTION 2.3. VOLUNTARY REDUCTION OF REVOLVING LOAN COMMITMENTS. Upon at least three (3) Business Days' prior telephonic notice (which notice shall be irrevocable and promptly confirmed in writing) to the Administrative Agent, Borrower shall have the right, without premium or penalty, to terminate the Revolving Loan Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Revolving Loan Commitments of each of the Lenders, provided however that after any such reduction, the Revolving Loan Commitments may not be increased without the prior written consent of all Lenders, (ii) any partial termination pursuant to this Section 2.3 shall be in an amount of at least $10,000,000.00 and integral multiples of $1,000,000.00, and (iii) no such reduction shall be permitted without payment of all costs required to be paid hereunder with respect to a prepayment. If the aggregate outstanding amount of the Revolving Loans exceeds the amount of the Revolving Loan Commitments as so reduced, Borrower shall immediately repay the Revolving Loans for the ratable account of the Lenders by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount and any amounts due under Section 4.12 hereof.

         SECTION 2.4. SWINGLINE LOANS.

                  (a) Subject to and upon the terms and conditions herein set forth, SunTrust agrees from time to time on and after the Closing Date, but prior to the Termination Date, to make Swingline Loans to Borrower in an aggregate principal amount outstanding at any time not to exceed the Maximum Swingline Amount.

                  (b) Each such Swingline Loan shall be made in the amounts and at the times as may be mutually agreed upon from time to time by and between the Borrower and SunTrust and shall bear interest at such rate or rates as may be mutually agreed upon by and between the Borrower and SunTrust from time to time for each Swingline Loan.

                  (c) The proceeds of Swingline Loans shall be used for working capital and for other general corporate purposes of the Borrower.

         SECTION 2.5. ADDITIONAL LENDERS. In the event that financial institutions other than those serving as Lenders on the Closing Date are added as Lenders subsequent to the Closing Date, the Borrower and each such additional Lender shall execute and deliver to the Administrative Agent an additional lender certificate substantially in the form of Exhibit C. No such financial institution shall be added as a Lender without Borrower's prior written consent, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE 3

                                   [RESERVED]

                                   ARTICLE 4

                               GENERAL LOAN TERMS

         SECTION 4.1. FUNDING NOTICES.

                  (a) Whenever Borrower desires to make a Borrowing with respect to the Revolving Loan Commitments (other than one resulting from a Swingline Advance pursuant to Section 2.4 or a conversion or continuation pursuant to Section 4.1(b)), it shall give the Administrative Agent prior notice (if by telephone, promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior to 11:00 A.M. (local time for the Administrative Agent) at its Payment Office (i) one Business Day prior to the requested date of such Borrowing in the case of Revolving Loans comprised of Base Rate Advances, and (ii) three Business Days prior to the requested date of such Borrowing in the case of LIBOR Advances. Notices received after 11:00 A.M. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), whether the Borrowing is to consist of Base Rate Advances or LIBOR Advances and (in the case of LIBOR Advances) the Interest Period to be applicable thereto. Swingline Advances shall be made by SunTrust from time to time upon such terms and conditions as may be mutually agreed upon by and between the Borrower and SunTrust from time to time for each such Swingline Loan.

                  (b) Whenever Borrower desires to convert all or a portion of an outstanding Borrowing under the Syndicate Revolving Loans, which Borrowing consists of Base Rate Advances or LIBOR Advances, into one or more Borrowings consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of LIBOR Advances for a new Interest Period, it shall give the Administrative Agent at least three Business Days' prior notice (if by telephone, promptly confirmed in writing) of each such Borrowing to be converted into or continued as LIBOR Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 A.M. (local time for the Administrative Agent) on the date specified at the Payment Office of the Administrative Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued as Base Rate Advances or LIBOR Advances and (in the case of LIBOR Advances) the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Borrower shall have failed to give a Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued (upon expiration of the current Interest Period) as LIBOR Advances. No conversion or continuation of any Borrowing of LIBOR Advances shall be permitted except on the last day of the Interest Period in respect thereof.

                  (c) The Administrative Agent and the Lenders may act without liability upon the basis of any such notice given pursuant to this Section 4.1 reasonably believed by the Administrative Agent or any Lender in good faith to be from Borrower in making Loans hereunder or in continuing or converting Loans or Advances outstanding hereunder.

                  (d) The Administrative Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Administrative Agent pursuant to this Section 4.1 with respect to the Revolving Credit Commitments.

                  (e) Notwithstanding anything to the contrary contained elsewhere in this Agreement, any notice given under this Section 4.1 shall be given by the Borrower in accordance with reasonable written policies of the Administrative Agent in effect from time to time and provided to the Borrower by the Administrative Agent, which policies shall be binding on the Borrower.

         SECTION 4.2. DISBURSEMENT OF FUNDS.

                  (a) No later than 1:00 p.m. (local time for the Administrative Agent) on the date of each Borrowing pursuant to the Revolving Loan Commitments (other than one resulting from a Swingline Advance pursuant to Section 2.4 or a conversion or continuation pursuant to Section 4.1(b)), each Lender will make available its Pro Rata Share of the amount of such Borrowing in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Administrative Agent in a timely manner by crediting such amounts to Borrower's demand deposit account maintained with the Administrative Agent or at

Borrower's option, to effect a wire transfer of such amounts to Borrower's account specified by the Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Administrative Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

                  (b) Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (c) All Borrowings under the Syndicate Revolving Loan shall be loaned by the Lenders on the basis of their Pro Rata Share of the Total Commitment. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitment hereunder.

         SECTION 4.3. INTEREST.

                  (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum (on the basis of a 360 day year) equal to the applicable rates indicated below:

                     (i) For Base Rate Advances--The Base Rate in effect from time to time;

                     (ii) For LIBOR Advances--The applicable LIBOR plus the Applicable Margin.

                     (iii) For Swingline Advances--The rate or rates which shall be mutually agreed upon from time to time by the Borrower and SunTrust for each such Swingline Loan or Advance.

                  (b) Overdue principal (whether by non-payment at scheduled due date, acceleration, notice of prepayment or otherwise) and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving Loans and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue at the Default Rate.

                  (c) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each quarter. Interest on all outstanding LIBOR Advances shall be payable on the last day of each Interest Period applicable thereto and, with respect to Advances made for an Interest Period longer that three (3) months, also on the last day of each three (3) month period prior to the end of the Interest Period. Interest on all outstanding Swingline Advances shall be payable on the last day of each Interest Period applicable thereto. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

         SECTION 4.4. INTEREST PERIODS. In connection with the making or continuation of, or conversion into, each Loan comprised of LIBOR Advances, Borrower shall select an Interest Period to be applicable to such LIBOR Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period; provided that:

                  (a) The initial Interest Period for any Borrowing of LIBOR Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (b) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (c) Any Interest Period in respect of LIBOR Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to Section 4.4(d), below, expire on the last Business Day of such calendar month;

                  (d) No Interest Period shall extend beyond any date upon which any principal payment is due with respect to the Revolving Loans.

         SECTION 4.5. CERTAIN FEES.

                  (a) Commitment Fee. Borrower shall pay to the Administrative Agent, for the account of and ratable distribution to each Lender, a Commitment Fee for the period commencing on the Closing Date to and including the Termination Date, on the average daily unused portions of the Revolving Loan Commitment of each Lender, such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Borrower and on the Termination Date, computed at a rate equal to the number of basis points designated below based on the Borrower's Consolidated Funded Debt to Total Capitalization Ratio, measured quarterly:


             CONSOLIDATED FUNDED DEBT TO TOTAL CAPITALIZATION RATIO

<25.0%      >25.0% and <35.0%   >35.0% and <45.0%    >45.0% and <50.0%   >50%
            -                   -                    -                   -
15.00 bp    17.50 bp            22.50 bp             25.00 bp            30.00 bp


provided, however, that adjustments, if any, to such commitment fee based on changes in the Borrower's Consolidated Funded Debt to Total Capitalization Ratio as set forth above shall be calculated by the Administrative Agent quarterly, based upon the Borrower's quarterly financial statements, beginning with the Borrower's statements for the period ended March 2, 1999, and shall become effective on the first day of the next succeeding fiscal quarter following the date of such calculation; provided, however, if the Borrower shall fail to deliver any such quarterly financial statements within the time period required by Section 7.7 hereof, then the Commitment Fee shall be that shown above for a Consolidated Funded Debt to Total Capitalization Ratio equal to or greater than 50%; and provided, further, however, if the Borrower shall fail to deliver any such quarterly financial statements within the time period required by Section 7.7 hereof, then the Commitment Fee which will be effective on the first day of the next succeeding fiscal quarter following such failure shall be that shown above for a Consolidated Funded Debt to Total Capitlization Ratio equal to or greater than 50%, it being understood that if and when such quarterly financial statements are subsequently delivered, then the Commitment Fee shall be readjusted, effective upon and as of the date of such delivery, to that number of basis points designated above based on the Borrower's Consolidated Funded Debt to Total Capitalization Ratio as reflected in such delivered quarterly financial statements.

                  (b) Annual Administrative Fee. Borrower shall pay to the Administrative Agent an annual administrative fee, in advance, as set forth in the Commitment Letter.

                  (c) Other Fees. Borrower shall pay, as and when due and payable, such other fees as are required pursuant to the Fee Letter and the Commitment Letter.

         SECTION 4.6. VOLUNTARY PREPAYMENTS OF BORROWINGS.

                  (a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $1,000,000.00 or any greater integral multiple of $100,000.00, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of LIBOR Advances may be prepaid, at Borrower's option, in whole, or from time to time in part, in the respective minimum amounts set forth in this
Section 4.6(a) by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 4.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 4.6(c) below.

                  (b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Administrative Agent of any intended prepayment of the Revolving Loans not less than two Business Days prior to any prepayment. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this paragraph (b), the Administrative Agent shall promptly notify each Lender of the contents of such notice and of such Lender's Pro Rata Share of such prepayment.

                  (c) Borrower, when providing notice of prepayment pursuant to
Section 4.6(b) may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of LIBOR Advances made pursuant to a single Borrowing of the Revolving Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000.00, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing.

         SECTION 4.7. PAYMENTS, ETC.

                  (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents shall be made without defense, set-off or counterclaim to the Administrative Agent, not later than 1:00 p.m. (local time for the Administrative Agent) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office.

                  (b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding any Taxes imposed on the overall net income of the Lenders). If any Taxes are so levied or imposed, Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 4.7), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Administrative Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Administrative Agent and each Lender and reimburse the Administrative Agent and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Administrative Agent or any Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

                  (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Administrative Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Administrative Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of Borrower, shall so inform Borrower in writing.

                  (c) Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                  (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on LIBOR Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

                  (e) Payment by Borrower to the Administrative Agent in accordance with the terms of this Agreement shall, as to Borrower, constitute payment to the Lenders under this Agreement.

                  (f) Application of Payments. Except as hereinafter set forth with respect to Swingline Loans, all payments made on the Notes shall be applied (i) first to any accrued but unpaid fees as set forth in Section 4.5,
(ii) next, to interest accrued to the date of payment, (iii) next, to any compensation payments pursuant to Section 4.12, if applicable, and (iv) then to the unpaid principal balance; provided, however, in the event an Event of Default occurs and is continuing, payments shall be applied first to any costs or expenses, including reasonable attorneys' fees that the Administrative Agent or any of the Lenders may incur in exercising their rights under this Agreement or the other Credit Documents. All payments made on Swingline Loans shall be applied as determined by SunTrust in its sole and absolute discretion.

         SECTION 4.8. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Administrative Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining LIBOR for any Interest Period, by reason of any changes arising after the date of this Agreement, adequate and fair means do not exist for ascertaining LIBOR then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders of such determination and a summary of the basis for such determination. Until the Administrative Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Revolving Loans to remain outstanding past the last day of the then current Interest Periods as LIBOR Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

         SECTION 4.9. ILLEGALITY.

                  (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any LIBOR Advance has become unlawful or impractical by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Administrative Agent of such determination and a summary of the basis for such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders).

                  (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request and such Lender's obligation to make LIBOR Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of LIBOR Advances as a Base Rate Advance, which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected LIBOR Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Administrative Agent and the affected Lender, convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected LIBOR Advances expires, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 4.9(b).

         SECTION 4.10. INCREASED COSTS.

                  (a) If, by reason of (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                       (1) any Lender (or its applicable Lending Office) shall
                  be subject to any tax, duty or other charge with respect to its LIBOR Advances or its obligation to make LIBOR Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Advances or its obligation to make LIBOR Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office); or

                       (2) any reserve (including, without limitation, any
                  imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its LIBOR Advances or its obligation to make LIBOR Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market or the United States secondary certificate of deposit market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Advances, or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 4.7(b)), upon written notice from and demand by such Lender on Borrower (with a copy of such notice and demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and the Administrative Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

                  (b) If any Lender shall advise the Administrative Agent that at any time, because of the circumstances described in clauses (i) or (ii) in paragraph 4.10(a) above or any other circumstances beyond such Lender's control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lender of funding its LIBOR Advances, then, and in any such event:

                       (i) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other Lenders of such advice;

                       (ii) Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding as LIBOR Advances past the last day of the then current Interest Periods shall be immediately suspended; and

                       (iii) such Lender shall make a Loan as part of the requested Borrowing of LIBOR Advances as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

         SECTION 4.11. LENDING OFFICES.

                   (a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its LIBOR Advances affected by the matters or circumstances described in Sections 4.7(b), 4.8, 4.9 or 4.10 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 4.11 shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

                   (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to Section 4.7(b), such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to such Lender pursuant to Section 4.7(b) or otherwise result in any liability of such Lender.

         SECTION 4.12. FUNDING LOSSES. Borrower shall compensate each Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Advances, in either case to the extent not recovered by such Lender in connection with the reemployment of such funds and including loss of anticipated profits), which the Lender may sustain (collectively, "Funding Losses"): (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, LIBOR Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn),
(ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 4.9(b)) of any LIBOR Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, Borrower defaults in its obligation to repay its LIBOR Advances when required by the terms of this Agreement.

         SECTION 4.13. ASSUMPTIONS CONCERNING FUNDING OF LIBOR ADVANCES. Calculation of all amounts payable to a Lender under this Article 4 shall be made as though that Lender had actually funded its relevant LIBOR Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Advances in an amount equal to the amount of the LIBOR Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its LIBOR Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article 4.

         SECTION 4.14. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans and payments in respect of facility fees and commitment fees shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective Pro Rata Share of such Commitments and outstanding Loans. The Administrative Agent shall promptly distribute to each Lender at its payment office set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its Pro Rata Share of all such payments received by the Administrative Agent.

         SECTION 4.15. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and Administrative Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         SECTION 4.16. CAPITAL ADEQUACY. Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Administrative Agent), Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction to the extent imposed generally on other borrowers from Lender who have similar extensions of credit (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate).

         SECTION 4.17. RETURN OF PAYMENTS. If the Administrative Agent shall be required by any court, trustee or debtor-in-possession or other person to return any amount previously received by it in respect of the obligations under this Agreement, upon receipt of notice from it, each Lender shall immediately pay over to it, such Lender's Pro Rata Share of the amount to be returned.

                                   ARTICLE 5

                            CONDITIONS TO BORROWINGS

         The obligations of each Lender to make Advances to Borrower hereunder is subject to the satisfaction of the following conditions:

         SECTION 5.1. CONDITIONS PRECEDENT TO INITIAL LOANS. At the time of the making of the initial Loans hereunder on the Closing Date, all obligations of Borrower hereunder incurred prior to the initial Loans (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Administrative Agent and any fees and expenses payable to the Administrative Agent and the Lenders as previously agreed with Borrower), shall have been paid in full, and the Administrative Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Administrative Agent:

                  (a) the duly executed counterparts of this Agreement;

                  (b) the duly completed Revolving Notes evidencing the Revolving Loan Commitments;

                  (c) certificate of Borrower in substantially the form of Exhibit D attached hereto and appropriately completed;

                  (d) certificate of the Secretary or an Assistant Secretary of the Borrower, attaching and certifying copies of the resolutions of the boards of directors of the Borrower, authorizing as applicable the execution, delivery and performance of the Credit Documents;

                  (e) certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) the name, title and true signature of each officer of the Borrower executing the Credit Documents, and (ii) the articles of incorporation and the bylaws or comparable governing documents of the Borrower;

                  (f) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Borrower, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

                  (g) certified copies of indentures, credit agreements, leases, capital leases, instruments, and other documents evidencing or securing Consolidated Funded Debt of the Borrower described on Schedule 6.13, in any single case in an amount not less than $1,000,000.00;

                  (h) certificates, reports and other information as the Administrative Agent may reasonably request from the Borrower in order to satisfy the Lenders as to the absence of any material liabilities or obligations not disclosed in writing to the Administrative Agent arising from matters relating to employees of the Borrower, including employee relations, collective bargaining agreements, Plans, and other compensation and employee benefit plans;

                  (i) certificates, reports, environmental audits and investigations, and other information as the Administrative Agent may reasonably request from the Borrower in order to satisfy the Lenders as to the absence of any material liabilities or obligations under Environmental Laws which could reasonably be expected to have a Materially Adverse Effect;

                  (j) certificates, reports and other information as the Administrative Agent may reasonably request from the Borrower in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability, patent infringement and malpractice claims) pending or threatened against the Borrower other than as disclosed in writing to the Administrative Agent;

                  (k) a summary, set forth in format and detail reasonably acceptable to the Administrative Agent, of the types and amounts of insurance (property and liability) maintained by the Borrower;

                  (l) the favorable opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, P.A., counsel to the Borrower, substantially in the form of Exhibit E addressed to the Administrative Agent and each of the Lenders;

                  (m) financial statements of Borrower and its Subsidiaries, on a consolidated basis, for the fiscal year ended June 2, 1998; and

                  (n) financial statements (or Form 10-Q's with exhibits) of Borrower and its Subsidiaries for each of the first three fiscal quarters in the fiscal year beginning June 3, 1998.

In addition to the foregoing, the following conditions shall have been satisfied or shall exist, all to the satisfaction of the Administrative Agent, as of the time the initial Loans are made hereunder:

                  (o) payment in full and termination of all outstanding senior indebtedness of the Borrower and the release of any liens securing the same, including, without limitation, the Existing Credit Facility provided, however, the following indebtedness may remain outstanding: (i) the Capitalized Lease Obligations described on Schedule 6.7; and (ii) the notes described on Schedule 6.13;

                  (p) the Loans to be made on the Closing Date and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Administrative Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority;

                  (q) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Lenders;

                  (r) the status of all pending and threatened material litigation (including, without limitation, products liability and patent claims) described on Schedule 6.5, including a description of any damages sought and the claims constituting the basis therefor, shall have been reported in writing to the Administrative Agent, the Administrative Agent shall have reported such matters to the Lenders, and the Lenders shall be satisfied with such status;

                  (s) the Administrative Agent and each Lender shall have received payment of all initial fees as required by the Fee Letter and the Commitment Letter; and

                  (t) except as described in Schedule 5.1(t), there shall not have occurred a Material Adverse Change in the business, assets, revenues, operations, conditions (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole since June 2, 1998 or in the assumptions, facts or information contained in the financial statements, budgets, projections or proforma balance sheets most recently delivered to the Administrative Agent by the Borrower.

         SECTION 5.2. CONDITIONS TO ALL LOANS. At the time of the making of all Loans (before as well as after giving effect to such Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

                  (a) there shall exist no Default or Event of Default;

                  (b) all representations and warranties by Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans (except to the extent that such representations and warranties expressly relate to an earlier date);

                  (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 6.3, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect other than those disclosed in the Schedules to this Agreement or in such financial statements;

                  (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which is reasonably likely to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies (notwithstanding anything to the contrary contained in this subsection (d), the Lenders are aware of the investigations related to the Airgas Litigation and, unless and until the Required Lenders reasonably determine that the existence of such investigations is likely to have a Material Adverse Effect, the existence of such related investigations shall not constitute a Default or Event of Default under this Agreement);

                  (e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Administrative Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower;

                  (f) the Administrative Agent shall have received such other documents, certificates, notices, opinions or other information, including, but not limited to a Notice of Borrowing, or legal opinions as the Administrative Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; and

                  (g) the Administrative Agent and each Lender shall have received all fees payable in accordance with and pursuant to the Fee Letter, the Commitment Letter and this Agreement and all such fees shall have been paid as and when due.

Each request for a Borrowing and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 5.1 and 5.2 have been satisfied.

                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents, warrants and covenants to Lenders that:

         SECTION 6.1. ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly organized and existing in active status under the laws of the State of Florida. Each Subsidiary of Borrower is a corporation duly organized and existing under the laws of the jurisdiction of its incorporation. Borrower and each of its Subsidiaries are duly qualified to do business as a foreign corporation and in good standing or active status in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except for such jurisdictions in which a failure to qualify to do business would not have a Materially Adverse Effect. Borrower and each of its Subsidiaries have the corporate power to own its properties and to carry on its business as now being conducted.

         SECTION 6.2. CORPORATE AUTHORITY. The execution and delivery by Borrower of and the performance by Borrower of its obligations under the Credit Documents have been duly authorized by all requisite corporate action and all requisite shareholder action, if any, on the part of Borrower and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or bylaws of Borrower, or, except for any Incidental Contracts, any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of its properties is bound, or (ii) except for any Incidental Contracts, be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument where the effect would be likely to have a Materially Adverse Effect.

         SECTION 6.3. FINANCIAL STATEMENTS. Borrower has furnished Lenders with the following financial statements, identified by the Chief Financial Officer of Borrower: audited balance sheet of the Borrower as at June 2, 1998, and audited statement of income and consolidated statement of stockholders' equity of Borrower for the fiscal year ended on such date certified by Ernst & Young, LLP, Certified Public Accountants and internally prepared financial statements for the fiscal quarters ended September 1, 1998, December 1, 1998 and March 2, 1999. Such financial statements (including any related schedules and notes) are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period or periods in question (subject as to interim statements, to omissions or condensations as stated in the notes thereto, to the change in accounting practices disclosed in the notes thereto and to changes resulting from audits and year end adjustments) and show, in the case of audited statements, all liabilities, direct or contingent, of Borrower required to be shown in accordance with generally accepted accounting principles consistently applied throughout the period or periods in question and fairly present in all material respects the consolidated financial position and the consolidated results of operations of Borrower for the periods indicated therein. Except as described in Schedule 6.3, there has been no change in the business, condition or operations, financial or otherwise, of Borrower since June 2, 1998 which is reasonably likely to have a Materially Adverse Effect.

         SECTION 6.4. TAX RETURNS. Except as set forth on Schedule 6.4, the Borrower has filed all federal, state and other tax returns and reports which, to the best knowledge of the Senior Management of Borrower, are required to be filed, and has paid all taxes as shown on said returns and all other taxes, assessments, fees and other governmental charges upon Borrower or upon any of the properties, assets, incomes or franchises of Borrower, to the extent that such taxes, assessments, fees and other governmental charges have become due or except such as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and/or except where the unfiled returns and unpaid Taxes relate to aggregate unpaid state or local Taxes no greater than $500,000.00 in the aggregate.

         SECTION 6.5. ACTIONS PENDING; COMPLIANCE WITH LAWS. Except as disclosed on Schedule 6.5 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its properties or rights, by or before any court, arbitrator or administrative or governmental body, which could reasonably be expected to result in any Materially Adverse Effect. Except as disclosed on Schedule 6.5 hereto, the Borrower has not received notice of and is not otherwise aware that it is in or alleged to be in violation of any Requirement of Law, except where failure to comply would not have a Material Adverse Effect.

         SECTION 6.6. REPRESENTATIONS; NO DEFAULTS. At the time of each Extension of Credit there shall exist no Default or Event of Default.

         SECTION 6.7. TITLE TO PROPERTIES; CAPITALIZED LEASES. Except for Liens described in Section 8.2(h) and that portion of Borrower's assets to which it does not have marketable title (calculated at cost or market value, whichever is higher), all of which may have an aggregate value up to $3,000,000.00, the Borrower has (i) good and marketable fee simple title to its respective real properties (other than real properties which it leases from others), including such real properties reflected in the balance sheet of Borrower described in
Section 6.3 above (other than real properties disposed of in the ordinary course of business), subject to no Lien of any kind except Liens set forth on Schedule 8.2 or permitted by Section 8.2 and (ii) good title to all of its other respective properties and assets (other than properties and assets which it leases from others), including the other properties and assets reflected in the balance sheet of Borrower described in Section 6.3 above (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens set forth on Schedule
8.2 or permitted by Section 8.2. The Borrower enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect. As of the Closing Date, there are no Capitalized Lease Obligations except as disclosed on Schedule 6.7 hereto.

         SECTION 6.8. ENFORCEABILITY OF AGREEMENT. This Agreement is the legal, valid and binding agreement of Borrower enforceable against Borrower in accordance with its terms, and the Notes, and all other Credit Documents, when executed and delivered, will be similarly legal, valid, binding and enforceable, except as the enforceability of the Notes and other Credit Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights and remedies in general and by general principles of equity, whether considered in a proceeding at law or in equity.

         SECTION 6.9. CONSENT. Except for consents of parties to any Incidental Contracts, no consent, permission, authorization, order or license of or filing with any governmental authority or Person which has not been obtained or made is necessary in connection with the execution, delivery, performance or enforcement of the Credit Documents by the Credit Parties, or in order to constitute the indebtedness to be incurred hereunder and under the Notes and the other Credit Documents as "Senior Debt" or any similar term defined within any documents executed in connection with any Subordinated Debt.

         SECTION 6.10. USE OF PROCEEDS; FEDERAL RESERVE REGULATIONS. The proceeds of the Notes will be used solely for the purposes specified in Sections 2.1(e) and 2.4(c) and none of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" or "margin stock" or for the purpose of reducing or retiring any indebtedness that originally was incurred to purchase or carry a "margin security" or "margin stock" or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of the regulations of the Board of Governors of the Federal Reserve System.

         SECTION 6.11. ERISA.

                   (a) Identification of Certain Plans. Schedule 6.11 hereto sets forth all Plans of Borrower and its Subsidiaries in effect on the Closing Date (true and accurate copies of which, together with the most recent IRS determination letter, the most recent annual reports on form 5500, and summary plan descriptions with respect thereto, if applicable, will be furnished to Administrative Agent promptly upon its request therefor).

                   (b) Compliance, Etc. (i)The Borrower and each of its ERISA Affiliates are in compliance with ERISA and the Code in all material respects and no Reportable Event has occurred and is continuing with respect to any Plan; (ii) to the knowledge of the Borrower or any ERISA Affiliate, no notice of intent to terminate a Plan has been filed nor has any Plan been terminated, the termination of which would result in liability to the Borrower or any ERISA Affiliate that would have a Materially Adverse Effect; (iii) no circumstance exists which constitutes grounds under Act Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer a Plan, nor has the PBGC instituted any such proceedings; (iv) neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under Act Sections 4201 or 4204 of ERISA from a Multiemployer Plan which withdrawal would result in material liability to Borrower or any ERISA Affiliate; (v) the Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no unfunded vested liabilities except as set forth on Schedule 6.11; and (vi) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA which liability has not been satisfied.

         SECTION 6.12. SUBSIDIARIES. As of the date hereof, the Borrower has no Subsidiaries, except as set forth on Schedule 6.12. All representations and warranties made in this Article 6 shall also be true and correct as to any and all Wholly-Owned Subsidiaries of the Borrower hereafter formed or acquired throughout the term of this Agreement.

         SECTION 6.13. OUTSTANDING CONSOLIDATED FUNDED DEBT. Except as set forth on Schedule 6.13, as of the Closing Date and after giving effect to the transactions contemplated by this Agreement, the Borrower has no outstanding Consolidated Funded Debt and there exists no default; and, after giving effect to the transactions contemplated in this Agreement, there will exist no default under the provisions of any instrument evidencing such Consolidated Funded Debt or of any agreement relating thereto except as noted on Schedule 6.13.

         SECTION 6.14. CONFLICTING AGREEMENTS; DIVIDEND OR REDEMPTION LIMITATIONS. Borrower is not a party to any contract or agreement or subject to any charter, bylaw or other corporate restriction which could reasonably be expected to have a Materially Adverse Effect. Assuming the consummation of the transactions contemplated by this Agreement, neither the execution or delivery of this Agreement or the Credit Documents, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Borrower pursuant to, the charter or By-Laws of Borrower, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Borrower is subject. As of the Closing Date, Borrower is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Consolidated Funded Debt of Borrower, any agreement relating thereto or any other contract or agreement (including its charter but excluding Incidental Contracts) which limits the amount of, or otherwise imposes restrictions on the incurring of, Consolidated Funded Debt of the type to be evidenced by the Notes or contains dividend or redemption limitations on Common Stock of Borrower, except for this Agreement, Borrower's Certificate of Incorporation and those matters listed on Schedule 6.14 attached hereto.

         SECTION 6.15. ENVIRONMENTAL MATTERS.

                   (a) Except as set forth on Schedule 6.15(a), Borrower has to its knowledge complied in all material respects (except for instances of noncompliance that have been resolved prior to the Closing Date to the satisfaction of the applicable environmental regulatory agency) with all applicable Environmental Laws, including without limitation, compliance with permits, licenses, standards, schedules and timetables issued pursuant to Environmental Laws, and is not in violation of, and does not presently have outstanding any liability under, has not been notified that it is or may be liable under and does not have knowledge of any liability or potential liability under any applicable Environmental Law, including without limitation, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended ("FWPCA"), the Federal Clean Air Act, as amended ("FCAA"), and the Toxic Substance Control Act ("TSCA"), which violation, liability or potential liability could reasonably be expected to have a Materially Adverse Effect.

                   (b) Except as set forth on Schedule 6.15(b), as of the Closing Date Borrower has not received a written request for information under CERCLA or any analogous state law, or written notice that any such entity has been identified as a potential responsible party under CERCLA, or any analogous state law, nor has any such entity received any written notification that any Hazardous Substance that it or any of its respective predecessors in interest has generated, stored, treated, handled, transported, or disposed of, has been released or is threatened to be released at any site at which any Person intends to conduct or is conducting a remedial investigation or other action pursuant to any applicable Environmental Law, or any other Environmental Laws.

                   (c) Except as set forth on Schedule 6.15(c), Borrower has obtained all permits, licenses or other authorizations which are material for the conduct of its operations under all applicable Environmental Laws and with respect to which each such authorization is in full force and effect except where the failure to do so would not have a Materially Adverse Effect.

                   (d) Except as set forth in Schedule 6.15(d), Borrower complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business.

         SECTION 6.16. POSSESSION OF FRANCHISES, LICENSES, ETC. Borrower possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, the failure of which to possess would have a Materially Adverse Effect and Borrower is not in violation of any thereof in any material respect.

         SECTION 6.17. PATENTS, TRADEMARKS, ETC. Except as set forth on
Schedule 6.17, Borrower owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights, which are necessary in any material respect for the operation of its business as presently conducted or proposed to be conducted without any known conflict with the rights of others, and, in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option. To the knowledge of any member of Senior Management and except as set forth in Schedule 6.17 (i) no product, process, method, substance, part, piece of equipment or other material presently contemplated to be sold by or employed by Borrower in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there is no pending or threatened claim or litigation against or affecting Borrower contesting its right to sell or use any such product, process, method, substance, part, piece of equipment or other material or (iii) there is no, or there is no pending or proposed, patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code which would prevent, materially inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise have a Materially Adversely Effect.

         SECTION 6.18. GOVERNMENTAL CONSENT. Neither the nature of Borrower nor its business or properties, nor any relationship between Borrower and any other Person, nor any circumstance in connection with the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby is such as to require on behalf of Borrower any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement and the Credit Documents except for such filings with the Securities and Exchange Commission as may be required by applicable law (which filings the Borrower agrees to make promptly and diligently pursue to completion).

         SECTION 6.19. DISCLOSURE. Neither this Agreement nor the Credit Documents nor any other document, certificate or written statement furnished to Lenders by or on behalf of Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact peculiar to Borrower which materially adversely affects or in the future may (so far as Borrower can now foresee) materially adversely affect the business, property or assets, or the financial condition of Borrower which has not been set forth in this Agreement or in the Credit Documents, certificates and written statements furnished to Lenders or otherwise furnished to the Lenders by or on behalf of Borrower prior to the date hereof in connection with the transactions contemplated hereby.

         SECTION 6.20. YEAR 2000 COMPLIANCE. The Borrower has developed a comprehensive working plan (the "Y2K Plan") to insure that the Borrower's and each Subsidiary's software and hardware systems which impact or affect in any material way the business operations of the Borrower and its Subsidiaries will be Year 2000 Compliant and Ready (defined below) by no later than December 31, 1999. Upon the request of the Administrative Agent, the Borrower will promptly communicate to the Administrative Agent the details of its Y2K Plan and a copy of any third party assessment of the Y2K Plan (if available). The Borrower and its Subsidiaries have met all previous Y2K Plan milestones and will hereafter meet all future Y2K Plan milestones so that all hardware and software systems will be Year 2000 Compliant and Ready in accordance with the Y2K Plan, except where the failure to meet such milestones has not had, or would not have, a Materially Adverse Effect. As used herein, "Year 2000 Compliant and Ready" means that the

Borrower's and each Subsidiary's hardware and software systems with respect to the operation of their business and their general business plan will: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) respond to and process two digit year input without creating any ambiguity as to the century; and (iv) store and provide date input information without creating any ambiguity as to the century.

         SECTION 6.21. LABOR MATTERS. Except as set forth on Schedule 6.21, the Borrower has experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Borrower's Senior Management, there are no such strikes, disputes, slow downs or work stoppages threatened against any Borrower. The hours worked and payment made to employees of the Borrower have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Borrower, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Borrower where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

         SECTION 6.22. INTERCOMPANY LOANS; DIVIDENDS. There are no Intercompany Loans as of the Closing Date except those set forth on Schedule 6.22. Except as set forth in the Credit Documents and as specifically disclosed in Schedule
6.22 with respect to agreements evidencing other Consolidated Funded Debt, there are no restrictions as of the Closing Date on the power of any Consolidated Company to repay any Intercompany Loan or to pay dividends on capital stock.

         SECTION 6.23. SECURITIES ACTS. Neither Borrower nor any agent acting on its behalf has, directly or indirectly, taken or will take any action which would subject the issuance of the Notes to the provisions of Section 5 of the Securities Act of 1933, as amended, or, to the best knowledge of the Borrower, to the provisions of any securities or Blue Sky Law of any applicable jurisdiction.

         SECTION 6.24. INVESTMENT COMPANY ACT; HOLDING COMPANY. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 and is not a "holding company," or a subsidiary or affiliate of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended or a "public utility" within the meaning of the Federal Power Act, as amended.

         SECTION 6.25. REGULATION T, ETC. Neither Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, and each case in effect now or as the same may hereafter be in effect.

         SECTION 6.26. CHANGES IN FINANCIAL CONDITION; ADVERSE DEVELOPMENTS. Except as set forth on Schedule 5.1(t), from the date of the annual and most recent quarterly financial statements described in Section 6.3 hereinabove, to the date of this Agreement, there has been, and to the date of each Advance there will be, no change in the properties, assets, liabilities, financial condition, business operations, affairs or properties of the Borrower and its Subsidiaries on a consolidated basis from that set forth or reflected in the year-end and quarterly financial statements described in Section 6.3, other than changes in the ordinary course of business, including acquisitions, none of which either in any case or in the aggregate will have a Materially Adverse Effect.

                                   ARTICLE 7

                             AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that so long as it may borrow under this Agreement or so long as any indebtedness remains outstanding under the Notes that it will:

         SECTION 7.1. CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to do so would reasonably be expected to have a Materially Adverse Effect.

         SECTION 7.2. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws, subject to the exception set forth in
Section 7.7(f) where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $3,000,000.00 in the aggregate), except where failure to comply would not have a Materially Adverse Effect

         SECTION 7.3. PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto; provided, however, that the Borrower may have outstanding and unpaid at any time not more than $500,000.00 in the aggregate in state and local taxes.

         SECTION 7.4. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing in all material respects complete and accurate entries of all their respective financial and business transactions.

         SECTION 7.5. VISITATION, INSPECTION, ETC. Permit, and cause each of its Subsidiaries to permit, any representative of the Administrative Agent and any other Lender to visit and inspect any of its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Administrative Agent may reasonably request after reasonable prior notice to Borrower; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Borrower shall be required and further, provided, that in the event any documents and records are subject to any contractual confidentiality requirements with any Person, the right to make copies or extracts therefrom shall be subject to the prior written consent of the Borrower, which consent will not be unreasonably withheld or delayed.

         SECTION 7.6. INSURANCE; MAINTENANCE OF PROPERTIES.

                  (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts, as is customary for such companies under similar circumstances; provided, however, that in any event Borrower shall use its reasonable best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Borrower and the Administrative Agent, be excessive.

                  (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

         SECTION 7.7. REPORTING COVENANTS. FURNISH TO EACH LENDER:

                  (a) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of Borrower, audited financial statements, consisting of balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, stockholders' equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Ernst & Young, LLP, or other independent public accountants of comparable recognized national or regional standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP;

                  (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each fiscal quarter of Borrower (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and certified by the Treasurer or Chief Financial Officer or other authorized financial officer of Borrower acceptable to the Administrative Agent and all other Lenders that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Borrower's fiscal year, in accordance with GAAP consistently applied (subject to normal year end audit adjustments and the absence of certain footnotes) and as reflected in the notes thereto;

                  (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the Treasurer, Chief Financial Officer or other authorized financial officer of Borrower acceptable to the Administrative Agent and the Required Lenders (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with the covenants contained in Section 7.8 and Sections
8.2 through 8.4;

                  (d) Notice of Default. Promptly after any member of Senior Management of Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of Borrower specifying the nature thereof and the proposed response thereto;

                  (e) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property thereof which could reasonably be expected to have a Materially Adverse Effect, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, together with any information and documentation relating thereto, as may be reasonably requested;

                  (f) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which violation, action, claim, request, spill, leak, disposal, or release could reasonably be expected to result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $500,000.00 individually or $3,000,000.00 when aggregated with other then pending such matters;

                  (g) ERISA.

         With reasonable promptness, give notice to the Administrative Agent of
(i) the establishment of any new Plan (which notice shall include a copy of such Plan) or the acquisition or merger of any Plan, (ii) the commencement of contributions to any Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (iii) any material increase in the benefits of any existing Plan, (iv) each funding waiver request filed with respect to any Plan and all material communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (v) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Act Section 302 of ERISA or Section 412 of the Code by the due date.

         Promptly after becoming aware of the occurrence or forthcoming occurrence of any (i) Termination Event or (ii) nonexempt "prohibited transaction," as such term is defined in Act Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan or any trust created thereunder, deliver to the Administrative Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service (the "IRS"), the Department of Labor or the PBGC with respect thereto; or (iii) any material operational or compliance defect for which corrective action may be undertaken to correct such defect pursuant to any IRS compliance resolution programs, including copies of all documentation being submitted to and all correspondence to or from the IRS pertaining to such matters or developed to comply with such program.

         With reasonable promptness, deliver to the Administrative Agent copies of (i) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401 (a) of the IRS Code, or the rejection of any offer under an IRS compliance resolution program or imposition of any liability upon the Borrower or any ERISA Affiliate resulting from an IRS or Department of Labor examination, (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Plan or to have a trustee appointed to and administer any Plan, (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the IRS with respect to each Plan and (iv) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Administrative Agent in writing promptly after the Borrower or any ERISA Affiliate obtains knowledge of or has reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

With reasonable promptness, deliver to the Administrative Agent copies of any demand for material payment or assertion of material liability by the IRS, Department of Labor or PBGC or any of such agency's successors upon Borrower or any ERISA Affiliate.

                  (h) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by Section 8.2;

                  (i) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Borrower and the other Consolidated Companies;

                  (j) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Borrower in connection with each annual, interim, or special audit of Borrower's consolidated financial statements;

                  (k) Trademarks; Labor Disputes, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses, franchises and similar rights necessary in the normal conduct of its business, and (ii) any strike, labor dispute, slow down or work stoppage as described in
Section 6.21;

                  (l) New Subsidiaries. Within 30 days after the formation or acquisition of any Subsidiary, or any other event resulting in the creation of a new Subsidiary, notice of the formation or acquisition of such Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Administrative Agent may request;

                  (m) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets from Borrower to any other Consolidated Company that is not Borrower or a Wholly-Owned Subsidiary of Borrower (in any transaction or series of related transactions), excluding sales or other transfers of assets in the ordinary course of business, where the aggregate Asset Value of such assets is less than $3,000,000.00 during any fiscal year;

                  (n) Other Information. With reasonable promptness, such other information about the Consolidated Companies as the Administrative Agent (on its behalf or on behalf of any Lender) may reasonably request from time to time;

                  (o) Y2K Statement. Simultaneously with the delivery of each set of annual and quarterly financial statements prior to December 31, 1999, a statement of the Borrower's chief executive officer, chief financial accounting officer or chief technology officer to the effect that nothing has come to his/her attention to cause him/her to believe that the Y2K Plan milestones have not been met in a manner such that the Company's and Subsidiaries' hardware and software systems will not be Year 2000 Compliant and Ready on or before December 31, 1999.

         SECTION 7.8. FINANCIAL COVENANTS.

                  (a) Interest Coverage Ratio. Maintain as at the last day of each fiscal quarter, a ratio of (i) Consolidated EBITR to (ii)(y) Consolidated Interest Expense plus (z) Consolidated Rental Expense of at least 3.0:1.0, computed on a rolling four-quarter basis, based on information contained in the Borrower's current financial statement and its financial statements for the preceding three quarters.

                  (b) Consolidated Funded Debt to Total Capitalization Ratio. Maintain a maximum ratio of Consolidated Funded Debt to Total Capitalization, of less than or equal to 0.60:1.0, tested quarterly at the end of each fiscal quarter.

                  (c) Maximum Consolidated Funded Debt to Consolidated EBITDAR. Maintain a maximum ratio of Consolidated Funded Debt to Consolidated EBITDAR of less than or equal to 3.50:1.0, tested quarterly at the end of each fiscal quarter, computed on a rolling four quarter basis, based on information contained in the Borrower's current financial statements and its financial statements for the preceding three fiscal quarters.

         SECTION 7.9. NOTICES UNDER CERTAIN OTHER CONSOLIDATED FUNDED DEBT. Immediately upon its receipt thereof, Borrower shall furnish the Administrative Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Consolidated Funded Debt (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $500,000.00, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Consolidated Funded Debt under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Consolidated Funded Debt, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Consolidated Funded Debt to exercise rights under any Change in Control Provision. Borrower agrees to request the holder(s) of any Consolidated Funded Debt (or any trustee or agent acting on their behalf) incurred pursuant to documents executed or amended and restated after the Closing Date, to furnish copies of all such notices directly to the Administrative Agent simultaneously with the furnishing thereof to Borrower, and that such requirement may not be altered or rescinded without the prior written consent of the Administrative Agent.

         SECTION 7.10. FISCAL YEAR. Borrower shall not change its fiscal year now employed for accounting and reporting purposes without the prior written consent of the Administrative Agent and the Required Lenders, which consent shall not be unreasonably withheld.

         SECTION 7.11. SUBORDINATION OF INTERCOMPANY LOANS. All loans owed to any Consolidated Company, or any Affiliate of any thereof, shall, at all times, be subordinate to the Loans and the Borrower shall cause its Subsidiaries and/or Affiliates from time to time to execute and deliver to the Administrative Agent and the Required Lenders subordination agreements in form and content reasonably satisfactory to the Administrative Agent and the Required Lenders. Notwithstanding the foregoing, however, so long as no Default or Event of Default has occurred and is continuing, payments of principal and interest may be paid in respect of any such Intercompany Loans.

         SECTION 7.12. SUBSIDIARIES/GUARANTORS. The Borrower shall give the Administrative Agent and the Lenders prompt written notification of (a) the formation or acquisition (provided that nothing in this Section 7.12 shall be deemed to authorize or prohibit the acquisition of any entity and provided further that this requirement shall not be deemed to constitute a waiver of the Borrower's obligation at all times to comply with the requirements of Section
8.3 of this Agreement) of any Subsidiary and the purchase price therefor, (b) the transfer of assets to any Consolidated Company if notice thereof is required to be given pursuant to Section 7.7(m) and as a result thereof the recipient of such assets becomes a Subsidiary, and (c) the occurrence of any other event creating a new Subsidiary. Within thirty (30) days of the acquisition or formation of each such new Subsidiary or the occurrence of such other event which creates each such new Subsidiary, the Borrower shall (i) deliver to the Administrative Agent copies of the Articles of Incorporation and Bylaws of each such new Subsidiary and (ii) cause any such new Subsidiary that is a Wholly-Owned Subsidiary to execute and deliver to the Administrative Agent a Guaranty Agreement and a Contribution Agreement each in form and content substantially similar to Exhibits F and G hereto, and such other documentation as the Administrative Agent and the Required Lenders may reasonably request, including, without limitation, a joinder to this Agreement and an opinion of counsel to each such Wholly-Owned Subsidiary, addressed to the Administrative Agent and each Lender, and containing opinions as to each such Subsidiary, assumptions and qualifications substantially similar to those contained in Exhibit E hereto.

                                   ARTICLE 8

                               NEGATIVE COVENANTS

         So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Borrower will not and will not permit any Subsidiary to:

         SECTION 8.1. [RESERVED].

         SECTION 8.2. LIENS. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

                  (a) Liens existing on the date hereof disclosed on Schedule
8.2;

                  (b) any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property and any refinancing thereof, provided that such Lien does not extend to any other property, and provided further that the aggregate principal amount of Indebtedness secured by all such Liens at any time does not exceed ten percent (10%) of the Borrower's net worth;

                  (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                  (d) Statutory Liens of landlords, existing contractual Liens of landlords, future contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                  (e) Liens incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (f) Liens resulting from zoning, easements, and restrictions on the use of such real estate, or rights reserved or vested in governmental authority, which do not materially impair the use of such real estate; and

                  (g) Liens arising under ERISA;

                  (h) Liens which secure any Indebtedness owing by one Consolidated Company to another Consolidated Company; and

                  (i) Other Liens included in the $3,000,000.00 exception provided for in Section 6.7.

         SECTION 8.3. MERGERS, ACQUISITIONS, SALES, ETC. Merge or consolidate with or, except as permitted pursuant to Section 8.4, acquire all or any portion of the equity of any other Person, other than Borrower or another Subsidiary, or sell, lease, or otherwise dispose of its accounts, property or other assets (including capital stock of Subsidiaries); provided, however, that the foregoing restrictions on asset sales shall not be applicable to (i) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a capital expenditure item having comparable values, (ii) sale, lease or transfer of assets of the Borrower or any Subsidiary to the Borrower or to any other Subsidiary, (iii) sales of inventory or real property in the ordinary course of business, (iv) dispositions of obsolete, damaged or unusable assets and (v) other asset sales (including the stock of Subsidiaries) where, on the date of execution of a binding obligation to make such asset sale (provided that if the asset sale is not consummated within six (6) months of such execution, then on the date of consummation of such asset sale rather than on the date of execution of such binding obligation), the Asset Value of such other asset sales occurring after the Closing Date, taking into account the Asset Value of the proposed asset sale, would not, during any twelve (12) month period, exceed fifteen percent (15%) of Borrower's assets; and, provided further, that the foregoing restrictions on mergers shall not apply to mergers involving Borrower and another entity, provided Borrower is the surviving entity, and mergers between a Subsidiary of Borrower and Borrower or between Subsidiaries of Borrower and mergers of a Subsidiary of Borrower and another entity so long as the resulting entity is a Wholly-Owned Subsidiary of Borrower; provided, however, that no transaction pursuant to clauses (i), (ii), (iv), (v) or the second proviso above shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction.

         SECTION 8.4. INVESTMENTS, LOANS, ETC. Make or permit to remain outstanding any loan or advance to, or guarantee, endorse, or otherwise be or become contingently liable, directly or indirectly in connection with obligations, stock or dividends of any other Person, or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

                  (a) investments received in settlement of debts created in the ordinary course of business;

                  (b) the endorsement of negotiable instruments in the ordinary course of business;

                  (c) investments in stock or assets, or any combination thereof, of Subsidiaries existing on the date hereof or of any new Subsidiaries provided that (i) such investments in Subsidiaries that are not Wholly-Owned Subsidiaries and (ii) such investments which are used or to be used for the acquisition of all or any portion of the equity in or assets of any other Person do not exceed $50,000,000.00 in the aggregate during any twelve (12) month period;

                  (d) investments in minority interests in any other Person provided such minority interests do not exceed $500,000.00 in the aggregate;

                  (e) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

                  (f) commercial paper, bankers acceptances or corporate obligations maturing within one year from the date of creation thereof having a rating at the time as of which any determination is made of P-1 (or higher) according to Moody's or as A-1 (or higher) according to Standard & Poor's corporation or the equivalent thereof if by another nationally recognized credit rating agency;

                  (g) time deposits or repurchase agreements maturing within one year from the date of creation thereof, including certificates of deposit or repurchase agreements issued by any Lender and any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has total assets aggregating at least $500,000,000.00, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

                  (h) Investments made by Plans;

                  (i) Intercompany Loans; and

                  (j) advances to employees not to exceed $1,000,000.00 in the aggregate at any one time.

         SECTION 8.5. [RESERVED].

         SECTION 8.6. TRANSACTIONS WITH AFFILIATES.

                  (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's length transaction with a Person other than an Affiliate.

                  (b) Convey or transfer to any other Consolidated Company any assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

         SECTION 8.7. [RESERVED].

         SECTION 8.8. CHANGES IN BUSINESS. Enter into any business which is substantially different from that presently conducted or presently contemplated by the Consolidated Companies taken as a whole.

         SECTION 8.9. ERISA. Take any action which would fail to satisfy any minimum funding standard for any Plan maintained by the Borrower or any ERISA Affiliate or fail to make any payments to a Multiemployer Plan required by reason of Borrower's or any ERISA Affiliate's complete or partial withdrawal (as described in Act Section 4203 or 4205 of ERISA) from such Plan.

         SECTION 8.10. [RESERVED].

         SECTION 8.11. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any indebtedness owed to Borrower or any other Consolidated Company, or (iii) transfer any of its property or assets to Borrower or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents or any equivalent consensual encumbrance or restriction under any indenture, loan or credit agreement, debenture, note or other document evidencing or governing any other Consolidated Funded Debt.

         SECTION 8.12. [RESERVED].

         SECTION 8.13. USE OF PROCEEDS. Use of the proceeds of the Loans in any material respect for any purpose except those set forth herein.

         SECTION 8.14. SUBSIDIARY INDEBTEDNESS. Without the prior written consent of the Administrative Agent and the Required Lenders, the Subsidiaries of the Borrower shall not create, incur, assume or suffer to exist any Indebtedness in excess of $3,000,000.00 in the aggregate; provided, however, the foregoing restriction shall not apply to Subsidiaries that have guaranteed the Loans by executing and delivering to the Administrative Agent, in favor of the Lenders, Guaranty Agreements.

                                   ARTICLE 9

                               EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

         SECTION 9.1. PAYMENTS. Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or, within five (5) days after receipt of notice that such amount is due, any payment of interest, fees or other amounts payable hereunder;

         SECTION 9.2. COVENANTS WITHOUT NOTICE. Borrower shall fail to observe or perform any covenant or agreement contained in Section 7.8;

         SECTION 9.3. OTHER COVENANTS. (a) Borrower shall fail to observe or perform any covenant or agreement contained in Section 7.7 or Article 8 of this Agreement, and such failure shall remain unremedied for 30 days after the earlier of (i) a member of Borrower's Senior Management obtains actual knowledge of such failure or (ii) written notice thereof shall have been given to Borrower by Administrative Agent or any Lender; or (b) Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 9.1, 9.2 and 9.3(a), and, if, in the reasonable judgment of Administrative Agent, is capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) a member of Borrower's Senior Management obtaining actual knowledge thereof, or
(ii) written notice thereof shall have been given to Borrower by Administrative Agent or any Lender, provided, however, that in the case of the violation of any such covenant or agreement (other than those referred to in Sections 9.1, 9.2 or 9.3(a)), if such violation could not reasonably be expected to be cured within 30 days, the Borrower shall have a period of 90 days to cure such violation, so long as Borrower is diligently pursuing such cure;

         SECTION 9.4. REPRESENTATIONS. Any representation or warranty made or deemed to be made by Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Administrative Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

         SECTION 9.5. NON-PAYMENTS OF OTHER INDEBTEDNESS. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) which individually or in the aggregate exceeds $5,000,000.00;

         SECTION 9.6. DEFAULTS UNDER OTHER AGREEMENTS. Any Consolidated Company shall fail to observe or perform any covenants or agreements (other than those referenced in Section 9.5) contained in any agreements or instruments relating to any of its Indebtedness which individually or in the aggregate exceeds $5,000,000 or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

         SECTION 9.7. BANKRUPTCY. Borrower or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 30 days after issuance by the Bankruptcy Court of the summons directed to and properly served upon the Borrower or any Consolidated Company, or is not dismissed within 90 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 90 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 90 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

         SECTION 9.8. ERISA.

                  (a) The occurrence of any Termination Event with respect to a Plan;

                  (b) any Plan incurs an "accumulated funding deficiency" (as defined in Section 412 of the Code or Act Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA;

                  (c) the Borrower or any ERISA Affiliate is in "default" (as defined in Act Section 4219 (c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the complete or partial withdrawal (as described in Act Section 4203 or 4205 of ERISA) from such Multiemployer Plan or

                  (d) any assertion of liability by the IRS, Department of Labor or PBGC or any of such agency's successors with respect to any Plan which results in a liability to Borrower or any of its ERISA Affiliates;

and there shall result from any such Termination Event, deficiency, default in payment, liability or other event a liability to the PBGC or a Plan that would have a Materially Adverse Effect.

         SECTION 9.9. MONEY JUDGMENT. A judgment, tax lien or order for the payment of money in excess of $5,000,000.00, or otherwise reasonably anticipated to have a Materially Adverse Effect, shall be rendered against Borrower or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 60 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

         SECTION 9.10. CHANGE IN CONTROL OF BORROWER.

                   (a) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), except any current stockholder of Borrower who owns, as of the date of this Agreement, at least twenty percent (20%) of the issued and outstanding capital stock of the Borrower, shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than thirty percent (30%) of the shares of the outstanding common stock of Borrower entitled to vote for members of Borrower's board of directors; or

                   (b) any event or condition shall occur or exist which, pursuant to the terms of any change in control provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect;

         SECTION 9.11. DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Credit Party, or any Credit Party seeks to cancel or terminate any Credit Documents or to limit its liability thereunder, or at any time it is or becomes unlawful for Borrower or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Borrower or any such Credit Party; or

         SECTION 9.12. ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company and is not removed, suspended or enjoined within 60 days of the same being made or any suspension or injunction being lifted;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Administrative Agent may, and upon the written, telecopied or telex request of the Required Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against Borrower or any other Credit Party: (i) declare all Commitments terminated, whereupon the pro rata Commitments of each Lender shall terminate immediately and any unpaid commitment fee shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest on the Loans, and all other obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; provided, that, if an Event of Default specified in Section 9.7 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice.

                                   ARTICLE 10

                            THE ADMINISTRATIVE AGENT

         SECTION 10.1. APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender hereby designates SunTrust Bank, Central Florida, National Association as Administrative Agent ("Administrative Agent") to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees. The provisions of this Section
10.1 are solely for the benefit of the Agent, and neither Borrower nor any of the other Consolidated Companies shall have any rights as third party beneficiaries of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligations towards or relationship of agency or trust with or for the Borrower and the other Consolidated Companies.

         SECTION 10.2. NATURE OF DUTIES OF ADMINISTRATIVE AGENT. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its gross negligence or willful misconduct. The duties of the Administrative Agent shall be ministerial and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations, in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

         SECTION 10.3. LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT.

                   (a) Independently and without reliance upon the Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

                   (b) The Administrative Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement, the Notes, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; provided, however, to the extent that the Administrative Agent has been advised that a Lender has not received any information formally delivered to the Administrative Agent pursuant to Section 7.7, the Administrative Agent shall deliver or cause to be delivered such information to such Lender.

         SECTION 10.4. CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         SECTION 10.5. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 10.6. INDEMNIFICATION OF ADMINISTRATIVE AGENT. To the extent the Administrative Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Administrative Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Total Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct and provided further that if the Administrative Agent receives payment from a Credit Party in respect of any amount previously paid to Administrative Agent by a Lender pursuant to this
Section 10.6, the Administrative Agent shall pay to any such Lender its ratable portion of such payment.

         SECTION 10.7. THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any Affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         SECTION 10.8. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         SECTION 10.9. SUCCESSOR ADMINISTRATIVE AGENT.

                   (a) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Administrative Agent may not resign or be removed until a successor Administrative Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent subject to Borrower's prior written approval, which approval will not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent subject to Borrower's prior written approval, which approval will not be unreasonably withheld or delayed, which successor Administrative Agent shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.00. If at any time SunTrust Bank, Central Florida, National Association is removed as a Lender, SunTrust Bank, Central Florida, National Association, shall simultaneously resign as Administrative Agent.

                   (b) Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

         SECTION 10.10. SYNDICATION AGENT AND DOCUMENTATION AGENT. Notwithstanding the present or future designation of any Lender as Syndication Agent or Documentation Agent for purposes of this Agreement, no such Lender or any successor thereto shall, solely as a result of such designation, have any duties, obligations or responsibilities to the Administrative Agent, any other Lender or the Borrower other than such duties, obligations and responsibilities arising out of its status as a Lender.

                                   ARTICLE 11

                                 MISCELLANEOUS

         SECTION 11.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Administrative Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iii) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Administrative Agent shall not be effective until received.

         SECTION 11.2. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive any of the conditions specified in Section 5.1 or Section 5.2, (ii) increase the Commitments or other contractual obligations to Borrower under this Agreement,
(iii) reduce the principal of, or interest on, the Notes or any fees hereunder,
(iv) extend the Termination Date or postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) release any guarantor from its obligations under any guaranty agreements, (vii) modify the definition of "Required Lenders," or (viii) modify this Section
11.2. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Administrative Agent under this Agreement or under any other Credit Document.

         SECTION 11.3. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Administrative Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

         SECTION 11.4. PAYMENT OF EXPENSES, ETC. Borrower shall:

                   (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent as required by the Fee Letter in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Administrative Agent as required by the Fee Letter), and in the case of enforcement of this Agreement or any Credit Document after the occurrence and during the continuance of an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel, for any of the Lenders);

                   (b) subject, in the case of certain Taxes, to the applicable provisions of Section 4.7(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

                   (c) indemnify the Administrative Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct or the material breach by the Indemnitee of its obligations under this Agreement;

                   (d) without limiting the indemnities set forth in subsection
(c) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lenders with respect to any Subsidiary of Borrower (or the assets thereof) owned or controlled by the Lenders); provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct.

         If any claim for which an Indemnitee is entitled to indemnification is asserted against such Indemnitee by a third party, such Indemnitee shall promptly give Borrower notice thereof and give Borrower an opportunity to defend the same with counsel of Borrower's choice, subject to the Administrative Agent's approval, which will not be unreasonably withheld, at Borrower's expense. All Indemnitees shall provide reasonable cooperation in connection with such defense. In the event that Borrower desires to compromise or settle any such claim, all Indemnitees shall have the rights to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only (paid by Borrower in full) and will include a full release and discharge of such Indemnitee, and such Indemnitee withholds its consent to such compromise or settlement, such Indemnitee and Borrower agree that (i) Borrower's liability shall be limited to the amount of the proposed settlement and Borrower shall thereupon be relieved of any further liability with respect to such claim, and (ii) from and after such date, such Indemnitee will undertake all legal costs and expenses incurred in connection with any such claim.

         If and to the extent that the obligations of Borrower under this
Section 11.4 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         SECTION 11.5. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder. Each Lender shall promptly notify Borrower of any offset hereunder.

         SECTION 11.6. BENEFIT OF AGREEMENT.

                   (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of all the Lenders.

                   (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

                   (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by
it) to any Eligible Assignee; provided, however, that (i) the Administrative Agent and Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), provided, however that (A) consent of the Administrative Agent and the Borrower shall not be required if such assignment is to a domestic Affiliate of the assigning Lender and (B) consent of the Borrower shall not be required after the occurrence and during the continuance of an Event of Default, (ii) if less than all of a Lender's Commitments or Loans is to be assigned, the amount of the Commitments, in the case of the Revolving Loan Commitments, or Loans, in the case of assignment of Loans, of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in the minimum amount of $5,000,000.00 and integral multiples of $5,000,000.00, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and

Acceptance, together with a Note or Notes subject to such assignment and, if the assignee is not a domestic Affiliate of the assigning Lender, a processing and recordation fee of $3,000.00. Assignor shall, to the extent of its interest so assigned, relinquish its rights and be released from its obligations under this Agreement and the other Credit Documents except for any such obligations that are due and payable on, or that became due and payable before, the effective date of such assignment. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Administrative Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments or amount of its retained Loans. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered
Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

                  (d) Each Lender may, without the consent of Borrower and the Administrative Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article 4 of this Agreement, and (iv) Borrower and the Administrative Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Any Lender selling a participation hereunder shall provide prompt written notice to Borrower and Administrative Agent of the name of such participant.

                  (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree in writing, a copy of which shall be furnished to Borrower, not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Administrative Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Administrative Agent or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

                  (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

                  (g) If (i) any Taxes referred to in Section 4.7(b) have been levied or imposed so as to require withholdings or deductions by Borrower and payment by Borrower of additional amounts to any Lender as a result thereof,
(ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section 4.10 or for its reduced rate of return pursuant to Section 4.16, or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Borrower, then and in such event, upon request from Borrower delivered to such Lender and the Administrative Agent, such Lender shall assign, in accordance with the provisions of Section 11.6(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Borrower, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Total Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment and all Funding Losses incurred by the assigning Lender as a result of receiving payment in respect of a LIBOR Advance on a date which is not the last day of an Interest Period applicable thereto.

         SECTION 11.7. GOVERNING LAW; SUBMISSION TO JURISDICTION.

                   (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF FLORIDA.

                   (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT OR WITH RESPECT TO ANY OTHER CLAIM OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY RELATED TO THE FUNDING, ADMINISTRATION OR COLLECTION OF THE LOANS MAY BE BROUGHT IN THE CIRCUIT COURT OF ORANGE COUNTY, FLORIDA, OR ANY OTHER COURT OF THE STATE OF FLORIDA OR OF THE

UNITED STATES OF AMERICA FOR THE MIDDLE DISTRICT OF FLORIDA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER CREDIT DOCUMENT OR ANY DOCUMENT RELATED THERETO OR WITH RESPECT TO ANY OTHER CLAIM OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY RELATED TO THE FUNDING, ADMINISTRATION OR COLLECTION OF THE LOANS.

                   (c) BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION IT MAY HAVE TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY DOCUMENT RELATED THERETO.

                   (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER, ANY HOLDER OF A NOTE OR ANY CREDIT PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.

         SECTION 11.8. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         SECTION 11.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 11.10. EFFECTIVENESS; SURVIVAL.

                   (a) This Agreement shall not become effective until the date (the "Effective Date") on which all of the parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and the signature of the Borrower shall not be effective until after execution hereof by all the Lenders and acceptance of delivery of this Agreement by the Administrative Agent (or an agent of the Administrative Agent) pursuant to Section 5.1.

                  (b) The obligations of Borrower under Sections 4.7(b), 4.10, 4.12, 4.16, and 11.4 hereof shall survive for one hundred twenty (120) days after the payment in full of the Notes after the Final Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

         SECTION 11.11. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 11.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 11.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (i) any preparation of the financial statements referred to in Section
7.7 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) (other than changes mandated by FASB 106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year as provided herein, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies, financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         SECTION 11.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

         SECTION 11.15. TIME IS OF THE ESSENCE. Time is of the essence in interpreting and performing this Agreement and all other Credit Documents.

         SECTION 11.16. USURY. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and Borrower and Lenders agree that, should any provision of this Agreement or of the Notes, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to Lenders by Borrower under this Agreement.

         SECTION 11.17. CONSTRUCTION. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that Borrower, Administrative Agent, Lenders and their respective agents have participated in the preparation hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

                [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

                               [SIGNATURE PAGE TO
                           REVOLVING CREDIT AGREEMENT
                    BETWEEN SUNTRUST BANK, CENTRAL FLORIDA,
                 NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
                         AND DISCOUNT AUTO PARTS, INC.]





                                        BORROWER:
Signed, sealed and delivered
in the presence of:
                                        DISCOUNT AUTO PARTS, INC.


---------------------------------       By:
                                            -----------------------------------
Print Name:                                 C. Michael Moore,
           ----------------------           Chief Financial Officer/Secretary

---------------------------------
Print Name:
           ----------------------


ADDRESS FOR NOTICES:
Post Office Box 8080
Lakeland, Florida 33802

Telecopy No.  (941) 284-2063
Telephone No. (941) 284-2140

                               [SIGNATURE PAGE TO
                           REVOLVING CREDIT AGREEMENT
                    BETWEEN SUNTRUST BANK, CENTRAL FLORIDA,
                 NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
                         AND DISCOUNT AUTO PARTS, INC.]



                                      SUNTRUST BANK, CENTRAL FLORIDA,
                                      NATIONAL ASSOCIATION
                                      individually and as Administrative Agent
Signed, sealed and delivered
in the presence of:


                                      By:
--------------------------------         ------------------------------------
Print Name:                              William C. Barr, III, Vice President
           ---------------------

--------------------------------
Print Name:
           ---------------------


ADDRESS FOR NOTICES:
200 S. Orange Avenue
6th Floor - SOAB
Orlando, Florida  32801

Telecopy No.  (407) 237-4076
Telephone No. (407) 237-4636

PAYMENT OFFICE:
200 S. Orange Avenue
6th Floor - SOAB
Orlando, Florida  32801

Telecopy No.  (407) 237-4076
Telephone No. (407) 237-4636


Revolving Loan Commitment: $75,000,000
Pro Rata Share of Total Commitment: 28.30%
(rounded to the nearest .1%)

                               [SIGNATURE PAGE TO
                           REVOLVING CREDIT AGREEMENT
                    BETWEEN SUNTRUST BANK, CENTRAL FLORIDA,
                 NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
                         AND DISCOUNT AUTO PARTS, INC.]



                                      BANK OF AMERICA, N.A.,
Signed, sealed and delivered          individually and as Syndication Agent
in the presence of:


                                      By:
------------------------------------      -----------------------------------
Print Name:                               Timothy H. Spanos, Managing Director
           -------------------------

------------------------------------
Print Name:
           -------------------------

ADDRESS FOR NOTICES:
NC1007-16-11
200 North Tryon Street, 16th Floor
Charlotte, NC  28255
Attn: Timothy H. Spanos,
      Managing Director

Telecopy No.  704-388-8268
Telephone No. 704-388-4507

PAYMENT OFFICE:
NC1007-16-11
200 North Tryon Street, 16th Floor
Charlotte, NC  28255
Attn: Timothy H. Spanos,
      Managing Director

Telecopy No.  704-388-8268
Telephone No. 704-388-4507


Revolving Loan Commitment: $35,000,000
Pro Rata Share of Total Commitment: 13.21%
(rounded to the nearest .1%)

                               [SIGNATURE PAGE TO
                           REVOLVING CREDIT AGREEMENT
                    BETWEEN SUNTRUST BANK, CENTRAL FLORIDA,
                 NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
                         AND DISCOUNT AUTO PARTS, INC.]



                                      THE FIRST NATIONAL BANK OF CHICAGO,
Signed, sealed and delivered          individually and as Documentation Agent
in the presence of:


                                      By:
-------------------------------------    -----------------------------------
Print Name:                               Vincent Henchek, Vice President
           --------------------------

-------------------------------------
Print Name:
           --------------------------


ADDRESS FOR NOTICES:
Mail Suite 0086
One First National Plaza
Chicago, IL  60670
Attn: Diane Stark

Telecopy No.  312-336-4380
Telephone No. 312-732-8251

PAYMENT OFFICE:
Mail Suite 0086
One First National Plaza
Chicago, IL  60670
Attn: Diane Stark

Telecopy No.  312-336-4380
Telephone No. 312-732-8251

Revolving Loan Commitment: $35,000,000
Pro Rata Share of Total Commitment: 13.21%
(rounded to the nearest .1%)

                               [SIGNATURE PAGE TO
                           REVOLVING CREDIT AGREEMENT
                    BETWEEN SUNTRUST BANK, CENTRAL FLORIDA,
                 NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
                         AND DISCOUNT AUTO PARTS, INC.]



                                      SOUTHTRUST BANK,
                                      NATIONAL ASSOCIATION

Signed, sealed and delivered
in the presence of:


                                      By:
-----------------------------------       -----------------------------------
Print Name:                           Name:
           ------------------------        ----------------------------------
                                      Title:
-----------------------------------         ---------------------------------
Print Name:
           ------------------------


ADDRESS FOR NOTICES AND PAYMENT OFFICE:
420 North 20th Street
Attn: Florida Corporate Banking (Orlando)
Birmingham, AL  35203

COPIES TO:
150 Second Avenue North
Suite 470
St. Petersburg, FL  33701

135 West Central Blvd., Suite 1225
Orlando, FL  32801
Attn:  Michael J. Miller, Vice President

WIRE INSTRUCTIONS:
SouthTrust Bank, National Association
ABA #062-0000-80
Account # 131009
Ref: Discount Auto Parts
Attn: Joanne Gundling 727-825-2733

Revolving Loan Commitment: $30,000,000
Pro Rata Share of Total Commitment: 11.32%
(rounded to the nearest .1%)

                               [SIGNATURE PAGE TO
                           REVOLVING CREDIT AGREEMENT
                    BETWEEN SUNTRUST BANK, CENTRAL FLORIDA,
                 NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
                         AND DISCOUNT AUTO PARTS, INC.]



                                      AMSOUTH BANK
Signed, sealed and delivered
in the presence of:


                                      By:
------------------------------------      -----------------------------------
Print Name:                               Anthony Stiffler, Vice President
           -------------------------

------------------------------------
Print Name:
           -------------------------


ADDRESS FOR NOTICES:
Post Office Box 588001
Orlando, FL  32858
Attn: Anthony Stiffler,
      Vice President

Telecopy No.  407-835-3045
Telephone No. 407-246-8946 x 248

PAYMENT OFFICE:
111 North Orange Ave, 6th Floor
Orlando, FL  32819
Attn: Anthony Stiffler,
      Vice President

Telecopy No.  407-835-3045
Telephone No. 407-246-8946 x 248

Revolving Loan Commitment: $25,000,000
Pro Rata Share of Total Commitment: 9.43%
(rounded to the nearest .1%)

                               [SIGNATURE PAGE TO
                           REVOLVING CREDIT AGREEMENT
                    BETWEEN SUNTRUST BANK, CENTRAL FLORIDA,
                 NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
                         AND DISCOUNT AUTO PARTS, INC.]



                                      FIRST UNION NATIONAL BANK
Signed, sealed and delivered
in the presence of:


                                      By:
------------------------------------     -----------------------------------
Print Name:                               Mark S. Supple, Vice President
           -------------------------

------------------------------------
Print Name:
           -------------------------


ADDRESS FOR NOTICES:
77 East Camino Real, 2nd Floor              1345 Chestnut Street, MC PA4843
Boca Raton, FL  33432                       Philadelphia, PA  19107
Attn: Linda Cliborne,                       Richard Brown
      Vice President                        Director

Telecopy No.  561-338-6005                  215-786-2877
Telephone No. 561-338-3903                  215-973-1259

PAYMENT OFFICE:
77 East Camino Real, 2nd Floor
Boca Raton, FL  33432
Attn: Linda Cliborne,
      Vice President

Telecopy No.  561-338-6005
Telephone No. 561-338-3903

Revolving Loan Commitment: $25,000,000
Pro Rata Share of Total Commitment: 9.43%
(rounded to the nearest .1%)

                               [SIGNATURE PAGE TO
                           REVOLVING CREDIT AGREEMENT
                    BETWEEN SUNTRUST BANK, CENTRAL FLORIDA,
                 NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
                         AND DISCOUNT AUTO PARTS, INC.]



                                      BANQUE NATIONALE DE PARIS
Signed, sealed and delivered
in the presence of:


                                      By:
--------------------------------          -----------------------------------
Print Name:                               John Stacy, Vice President
           ---------------------

--------------------------------
Print Name:
           ---------------------


ADDRESS FOR NOTICES:
333 Clay Street, Suite 3400
Houston, TX  77002
Attn: John Stacy,
      Vice President

Telecopy No.  713-659-1414
Telephone No. 713-951-1222

PAYMENT OFFICE:
333 Clay Street, Suite 3400
Houston, TX  77002
Attn: John Stacy,
      Vice President

Telecopy No.  713-659-1414
Telephone No. 713-951-1222

Revolving Loan Commitment: $15,000,000
Pro Rata Share of Total Commitment: 5.66%
(rounded to the nearest .1%)

                               [SIGNATURE PAGE TO
                           REVOLVING CREDIT AGREEMENT
                    BETWEEN SUNTRUST BANK, CENTRAL FLORIDA,
                 NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
                         AND DISCOUNT AUTO PARTS, INC.]



                                  REGIONS BANK
Signed, sealed and delivered
in the presence of:


                                  By:
-----------------------------         -----------------------------------
Print Name:                           William V. Stanton, Executive Vice President
           ------------------

-----------------------------
Print Name:
           ------------------


ADDRESS FOR NOTICES:
3601 West Waters Avenue
Tampa, FL  33614
Attn: Anthony D. Nigro,
      Vice President

Telecopy No.  813-935-4185
Telephone No. 813-933-7851

PAYMENT OFFICE:
3601 West Waters Avenue
Tampa, FL  33614
Attn:  Anthony D. Nigro,
       Vice President

Telecopy No.  813-935-4185
Telephone No. 813-933-7851


Revolving Loan Commitment: $15,000,000
Pro Rata Share of Total Commitment: 5.66%
(rounded to the nearest .1%)

                               [SIGNATURE PAGE TO
                           REVOLVING CREDIT AGREEMENT
                    BETWEEN SUNTRUST BANK, CENTRAL FLORIDA,
                 NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
                         AND DISCOUNT AUTO PARTS, INC.]



                                      HIBERNIA NATIONAL BANK
Signed, sealed and delivered
in the presence of


                                      By:
--------------------------------          -----------------------------------
Print Name:                               Angela Bentley, Assistant Vice President
           ---------------------

--------------------------------
Print Name:
           ---------------------


ADDRESS FOR NOTICES:
313 Carondelet Street
New Orleans, LA  70130
Attn: Angela Bentley,
      Assistant Vice President

Telecopy No.  504-533-5344
Telephone No. 504-533-2319

PAYMENT OFFICE:
313 Carondelet Street
New Orleans, LA  70130
Attn: Angela Bentley,
      Assistant Vice President

Telecopy No.  504-533-5344
Telephone No. 504-533-2319


Revolving Loan Commitment: $10,000,000
Pro Rata Share of Total Commitment: 3.77%
(rounded to the nearest .1%)